Exhibit 99.1

TRANSAMERICA
TRANSAMERICA
PNC
of America

2016 – Q2

SUPPLEMENTAL INFORMATION PACKAGE

Corporate Office Properties Trust

COPT

CORPORATE OFFICE PROPERTIES TRUST

Earnings Release & Supplemental Information – Unaudited
For the Quarter Ended June 30, 2016

Overview:	**Section I**
Summary Description	1
Equity Research Coverage	2
Selected Financial Summary Data	3
Selected Consolidated Portfolio Data	4
Financial Statements:	**Section II**
Consolidated Balance Sheets	5
Consolidated Statements of Operations	6
Funds from Operations	7
Diluted Share and Unit Computations	8
Adjusted Funds from Operations	9
Adjusted EBITDA	10
Portfolio Information:	**Section III**
Consolidated Office Properties by Segment	11
NOI from Real Estate Operations and Occupancy by Property Grouping	12
Real Estate Revenues and NOI by Segment	13
Cash NOI by Segment	14
Same Office Properties Average Occupancy Rates by Segment	15
Same Office Properties Period End Occupancy Rates by Segment	15
Same Office Property Real Estate Revenues and NOI by Segment	16
Same Office Property Cash NOI by Segment	17
Leasing – Total Office Portfolio	18-19
Lease Expiration Analysis	20-21
Top 20 Office Tenants	22
Investing Activity:	**Section IV**
Investment Activity	23
Construction, Redevelopment and Land Owned/Controlled	24
Summary of Construction Projects	25
Summary of Redevelopment Projects	26
Office Property Construction and Redevelopment Placed in Service	27
Summary of Land Owned/Controlled	28
Capitalization:	**Section V**
Capitalization Overview	29
Summary of Outstanding Debt	30-31
Debt Analysis	32
Consolidated Joint Ventures	33
Reconciliations & Definitions:	**Section VI**
Supplementary Reconciliations of Non-GAAP Measures	34-37
Definitions	38-43
Earnings Release:	**i-x**

Please refer to the section entitled "Definitions" for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

COPT

Corporate Office Properties Trust
Summary Description

The Company: Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed office real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is a S&P MidCap 400 Company. We own, manage, lease, develop and selectively acquire office and data center properties. The majority of our portfolio is in locations that support United States Government agencies and their contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what we believe are growing, durable priority missions; we refer to these properties as Defense/IT Locations. We also own a complementary portfolio of traditional office properties located in select urban/urban-like submarkets within our regional footprint with durable Class-A office fundamentals and characteristics; these properties are included in a segment referred to as Regional Office Properties. As of June 30, 2016, we derived 86% of our core portfolio annualized revenue from Defense/IT Locations and 14% from our Regional Office Properties. As of June 30, 2016, our core portfolio of 146 office properties encompassed 16.0 million square feet and was 93.8% leased. As of the same date, we also owned one wholesale data center with a critical load of 19.25 megawatts in operations, of which 15.8 were leased to tenants with further expansion rights of up to a combined 16.9 megawatts.

Management:	Investor Relations:
Stephen E. Budorick, President & CEO	Stephanie M. Krewson-Kelly, VP of IR
Anthony Mifsud, EVP & CFO	443-285-5453, stephanie.kelly@copt.com
Michelle Layne, Manager of IR
443-285-5452, michelle.layne@copt.com

Corporate Credit Rating: BBB- (Fitch), Baa3 (Moody’s), and BBB- (S&P); All Stable Outlook

Disclosure Statement: This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Important factors that may affect these expectations, estimates and projections include, but are not limited to: general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values; adverse changes in the real estate markets, including, among other things, increased competition with other companies; governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases and/or a curtailment of demand for additional space by our strategic customers; our ability to borrow on favorable terms; risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated; risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives; changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of impairment losses; our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships; the dilutive effects of issuing additional common shares; our ability to achieve projected results; and environmental requirements.  We undertake no obligation to update or supplement any forward-looking statements.  For further information, please refer to our filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email
Bank of America Merrill Lynch	Jamie Feldman	646-855-5808	james.feldman@baml.com
Capital One Securities	Chris Lucas	571-633-8151	christopher.lucas@capitalone.com
Citigroup Global Markets	Manny Korchman	212-816-1382	emmanuel.korchman@citi.com
Credit Suisse	Derek van Dijkum	212-325-9752	derek.vandijkum@credit-suisse.com
Evercore ISI	Steve Sakwa	212-446-9462	steve.sakwa@evercoreisi.com
Green Street Advisors	Jed Reagan	949-640-8780	jreagan@greenstreetadvisors.com
Jefferies & Co.	Jonathan Petersen	212-284-1705	jpetersen@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Craig Mailman	917-368-2316	cmailman@key.com
Mizuho Securities USA Inc.	Richard Anderson	212-205-8445	richard.anderson@us.mizuho-sc.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
RBC Capital Markets	Michael Carroll	440-715-2649	michael.carroll@rbccm.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
Stifel Financial Corp.	John Guinee	443-224-1307	jwguinee@stifel.com
SunTrust Robinson Humphrey, Inc.	Michael Lewis	212-319-5659	michael.lewis@suntrust.com

With the exception of Green Street Advisors, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

Page	Three Months Ended	Six Months Ended
SUMMARY OF RESULTS	Refer.	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15	6/30/16	6/30/15
Net income	6	$(48,316)	$8,096	$62,617	$94,294	$17,232	$(40,220)	$31,967
NOI from real estate operations	14	$85,783	$81,212	$85,979	$84,789	$81,788	$166,995	$153,812
Same Office Property NOI	16	$64,060	$61,683	$63,763	$64,078	$62,682	$125,743	$123,185
Same Office Property Cash NOI	17	$63,497	$61,628	$62,822	$62,168	$60,415	$125,125	$118,385
Adjusted EBITDA	10	$79,625	$74,906	$79,718	$78,932	$75,001	$154,531	$141,217
Diluted AFFO avail. to common share and unit holders	9	$42,937	$36,835	$31,592	$36,570	$40,812	$79,772	$78,536
Dividend per common share	N/A	$0.275	$0.275	$0.275	$0.275	$0.275	$0.550	$0.550

Per share - diluted:
EPS	8	$(0.54)	$0.03	$0.59	$0.91	$0.13	$(0.51)	$0.23
FFO - NAREIT	8	$0.36	$0.39	$0.31	$1.32	$0.48	$0.75	$0.92
FFO - as adjusted for comparability	8	$0.52	$0.47	$0.52	$0.52	$0.52	$0.99	$0.97

Numerators for diluted per share amounts:
Diluted EPS	6	$(51,068)	$3,156	$55,581	$86,251	$12,115	$(47,912)	$21,796
Diluted FFO available to common share and unit holders	7	$35,194	$38,560	$30,488	$130,241	$47,265	$73,754	$89,262
Diluted FFO available to common share and unit holders, as adjusted for comparability	7	$50,630	$46,007	$50,858	$50,684	$50,783	$96,637	$94,282

Payout ratios:
Diluted FFO	N/A	76.8%	70.1%	88.6%	21.2%	57.2%	73.3%	60.5%
Diluted FFO - as adjusted for comparability	N/A	53.4%	58.8%	53.1%	53.3%	53.2%	56.0%	57.3%
Diluted AFFO	N/A	63.0%	73.4%	85.5%	73.9%	66.2%	67.8%	68.8%

CAPITALIZATION
Total Market Capitalization (1)	29	$5,228,793	$4,947,152	$4,449,015	$4,406,333	$4,662,562
Total Equity Market Capitalization	29	$3,116,093	$2,788,272	$2,351,785	$2,273,260	$2,519,746
Gross debt (1)	30	$2,112,700	$2,158,880	$2,097,230	$2,133,073	$2,142,816
Debt to adjusted book (1)	32	43.8%	44.0%	43.3%	43.8%	42.0%	N/A	N/A
Adjusted EBITDA fixed charge coverage ratio	32	2.9	x	2.7	x	2.9	x	2.9	x	3.2	x	2.8	x	3.0	x
Net debt to in-place adjusted EBITDA ratio (1)	32	6.6	x	7.0	x	6.5	x	6.6	x	6.5	x	N/A	N/A

OTHER
Revenue from early termination of leases	N/A	$338	$712	$400	$159	$661	$1,050	$1,264
Capitalized interest costs	N/A	$1,309	$1,753	$1,510	$1,559	$1,950	$3,062	$4,082

(1) Our methodology for reporting these measures (or their predecessors) was updated this quarter to exclude the effect of net debt discounts and deferred financing costs.

Corporate Office Properties Trust
Selected Consolidated Portfolio Data

	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15
	(1)
# of Operating Office Properties
Total Portfolio	181	179	177	183	179
Core Portfolio	146	153	157	164	172
Same Office Properties	136	136	136	136	136

% Occupied
Total Portfolio	91.2%	90.7%	91.6%	91.6%	92.0%
Core Portfolio	92.3%	91.6%	92.7%	91.3%	91.9%
Same Office Properties	90.8%	90.3%	91.1%	90.8%	91.3%

% Leased
Total Portfolio	92.6%	92.3%	92.7%	92.3%	92.9%
Core Portfolio	93.8%	93.3%	93.9%	92.1%	92.8%
Same Office Properties	92.4%	92.2%	92.6%	91.6%	92.2%

Square Feet of Office Properties (in thousands)
Total Portfolio	18,402	18,250	18,053	18,825	17,987
Core Portfolio	16,018	16,556	17,038	17,515	17,403
Same Office Properties	13,939	13,939	13,939	13,939	13,939

Wholesale Data Center (in megawatts (“MWs”))
Initial Stabilization Critical Load	19.25	19.25	19.25	19.25	19.25
MWs Leased (2)	15.81	16.81	17.81	17.81	17.81
MWs Operational	19.25	19.25	19.25	19.25	12.50

(1)	As of 6/30/16, our total portfolio included 30 properties held for sale totaling 2.0 million square feet that were 89.4% occupied and 90.2% leased.

(2)	Leased to tenants with further expansion rights of up to a combined 16.87 megawatts as of June 30, 2016.

Corporate Office Properties Trust
Consolidated Balance Sheets
(dollars in thousands)

	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15
Assets
Properties, net
Operating properties, net	$2,782,330	$2,863,262	$2,920,529	$2,932,843	$2,896,809
Construction and redevelopment in progress, including land (1)	69,070	98,198	137,043	77,268	192,815
Land held (1)	318,327	317,971	292,176	337,489	329,176
Total properties, net	3,169,727	3,279,431	3,349,748	3,347,600	3,418,800
Assets held for sale	300,584	225,897	96,782	150,572	77,013
Cash and cash equivalents	13,317	62,489	60,310	3,840	37,074
Restricted cash and marketable securities	8,302	7,763	7,716	9,286	10,121
Accounts receivable, net	32,505	28,776	29,167	23,706	20,118
Deferred rent receivable, net	92,316	96,936	105,484	103,064	101,488
Intangible assets on real estate acquisitions, net	88,788	93,526	98,338	106,174	81,728
Deferred leasing costs, net	42,632	44,768	53,868	51,509	53,611
Investing receivables	50,162	48,998	47,875	46,821	45,766
Prepaid expenses and other assets, net	43,359	49,324	60,024	69,520	58,340
Total assets	$3,841,692	$3,937,908	$3,909,312	$3,912,092	$3,904,059
Liabilities and equity
Liabilities:
Debt	$2,094,486	$2,140,212	$2,077,752	$2,114,859	$2,123,308
Accounts payable and accrued expenses	92,848	78,597	91,755	98,551	155,989
Rents received in advance and security deposits	32,035	33,457	37,148	34,504	27,371
Dividends and distributions payable	30,219	30,217	30,178	30,182	30,178
Deferred revenue associated with operating leases	17,560	19,093	19,758	20,113	15,179
Interest rate derivatives	20,245	15,072	3,160	5,844	3,121
Other liabilities	31,123	15,046	13,779	8,524	11,866
Total liabilities	2,318,516	2,331,694	2,273,530	2,312,577	2,367,012
Redeemable noncontrolling interests	22,473	22,333	19,218	19,608	19,414
Equity:
COPT’s shareholders’ equity:
Preferred shares at liquidation preference	199,083	199,083	199,083	199,083	199,083
Common shares	947	947	945	945	946
Additional paid-in capital	2,007,328	2,005,523	2,004,507	2,002,730	2,000,775
Cumulative distributions in excess of net income	(756,940)	(679,935)	(657,172)	(686,986)	(747,234)
Accumulated other comprehensive loss	(17,712)	(12,862)	(2,838)	(5,823)	(3,141)
Total COPT’s shareholders’ equity	1,432,706	1,512,756	1,544,525	1,509,949	1,450,429
Noncontrolling interests in subsidiaries
Common units in the Operating Partnership	47,550	51,031	52,359	50,992	48,707
Preferred units in the Operating Partnership	8,800	8,800	8,800	8,800	8,800
Other consolidated entities	11,647	11,294	10,880	10,166	9,697
Total noncontrolling interests in subsidiaries	67,997	71,125	72,039	69,958	67,204
Total equity	1,500,703	1,583,881	1,616,564	1,579,907	1,517,633
Total liabilities, redeemable noncontrolling interest and equity	$3,841,692	$3,937,908	$3,909,312	$3,912,092	$3,904,059
(1) Please refer to pages 24-26 and 28 for detail.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended					Six Months Ended
	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15	6/30/16	6/30/15
Revenues
Rental revenue	$107,524	$105,382	$107,514	$109,080	$105,508	$212,906	$203,746
Tenant recoveries and other real estate operations revenue	26,400	27,705	26,963	24,606	22,683	54,105	47,155
Construction contract and other service revenues	12,003	11,220	8,848	17,058	42,172	23,223	80,496
Total revenues	145,927	144,307	143,325	150,744	170,363	290,234	331,397
Expenses
Property operating expenses	48,141	51,875	48,498	48,897	46,418	100,016	97,099
Depreciation and amortization associated with real estate operations	33,248	34,527	36,237	38,403	33,786	67,775	65,385
Construction contract and other service expenses	11,478	10,694	7,773	16,132	41,293	22,172	78,791
Impairment losses	69,692	2,446	19,744	2,307	1,238	72,138	1,238
General and administrative expenses	6,512	10,130	6,609	5,783	5,884	16,642	12,134
Leasing expenses	1,514	1,753	1,888	1,656	1,650	3,267	3,291
Business development expenses and land carry costs	2,363	2,418	2,521	5,573	2,623	4,781	5,413
Total operating expenses	172,948	113,843	123,270	118,751	132,892	286,791	263,351
Operating (loss) income	(27,021)	30,464	20,055	31,993	37,471	3,443	68,046
Interest expense	(22,639)	(23,559)	(22,347)	(24,121)	(21,768)	(46,198)	(42,606)
Interest and other income	1,330	1,156	1,300	692	1,242	2,486	2,525
Gain (loss) on early extinguishment of debt	5	17	(402)	85,745	(65)	22	(68)
(Loss) income from continuing operations before equity in income of unconsolidated entities and income taxes	(48,325)	8,078	(1,394)	94,309	16,880	(40,247)	27,897
Equity in income of unconsolidated entities	10	10	10	18	9	20	34
Income tax (expense) benefit	(1)	8	(46)	(48)	(50)	7	(105)
(Loss) income from continuing operations	(48,316)	8,096	(1,430)	94,279	16,839	(40,220)	27,826
Discontinued operations	—	—	—	—	394	—	156
(Loss) income before gain on sales of real estate	(48,316)	8,096	(1,430)	94,279	17,233	(40,220)	27,982
Gain on sales of real estate	—	—	64,047	15	(1)	—	3,985
Net (loss) income	(48,316)	8,096	62,617	94,294	17,232	(40,220)	31,967
Net loss (income) attributable to noncontrolling interests
Common units in the Operating Partnership	1,976	(127)	(2,172)	(3,357)	(476)	1,849	(874)
Preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(330)	(330)
Other consolidated entities	(914)	(978)	(916)	(972)	(810)	(1,892)	(1,627)
Net (loss) income attributable to COPT	(47,419)	6,826	59,364	89,800	15,781	(40,593)	29,136
Preferred share dividends	(3,553)	(3,552)	(3,553)	(3,552)	(3,553)	(7,105)	(7,105)
Net (loss) income attributable to COPT common shareholders	$(50,972)	$3,274	$55,811	$86,248	$12,228	$(47,698)	$22,031
Dividends on dilutive convertible preferred shares	—	—	—	372	—	—	—
Amount allocable to share-based compensation awards	(96)	(118)	(230)	(369)	(113)	(214)	(235)
Numerator for diluted EPS	$(51,068)	$3,156	$55,581	$86,251	$12,115	$(47,912)	$21,796

Corporate Office Properties Trust
Funds from Operations
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15	6/30/16	6/30/15
Net (loss) income	$(48,316)	$8,096	$62,617	$94,294	$17,232	$(40,220)	$31,967
Real estate-related depreciation and amortization	33,248	34,527	36,237	38,403	33,786	67,775	65,385
Impairment losses on previously depreciated operating properties (1)	55,124	847	331	2,307	1,239	55,971	1,472
Gain on sales of previously depreciated operating properties (1)	—	—	(64,047)	(15)	—	—	—
FFO - per NAREIT (2)(3)	40,056	43,470	35,138	134,989	52,257	83,526	98,824
Preferred share dividends	(3,553)	(3,552)	(3,553)	(3,552)	(3,553)	(7,105)	(7,105)
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(330)	(330)
FFO allocable to other noncontrolling interests	(1,014)	(1,027)	(817)	(1,027)	(1,072)	(2,041)	(1,742)
Basic and diluted FFO allocable to restricted shares	(130)	(166)	(115)	(541)	(202)	(296)	(385)
Basic FFO available to common share and common unit holders (3)	35,194	38,560	30,488	129,704	47,265	73,754	89,262
Dividends on dilutive convertible preferred shares	—	—	—	372	—	—	—
Distributions on dilutive preferred units in the Operating Partnership	—	—	—	165	—	—	—
Diluted FFO available to common share and common unit holders (3)	35,194	38,560	30,488	130,241	47,265	73,754	89,262
Operating property acquisition costs	—	—	32	2,695	361	—	1,407
Gain on sales of non-operating properties	—	—	—	—	1	—	(3,985)
Impairment losses on non-operating properties	14,568	1,599	19,413	—	—	16,167	—
Loss on interest rate derivatives	319	1,551	386	—	—	1,870	—
(Gain) loss on early extinguishment of debt	(5)	(17)	402	(85,745)	(315)	(22)	(312)
Add: Negative FFO of properties conveyed to extinguish debt in default (4)	—	—	—	2,766	3,419	—	7,690
Demolition costs on redevelopment properties	370	208	225	930	66	578	241
Executive transition costs	247	4,137	—	—	—	4,384	—
Diluted FFO comparability adjustments allocable to restricted shares	(63)	(31)	(88)	334	(14)	(94)	(21)
Dividends and distributions on antidilutive preferred securities (5)	—	—	—	(537)	—	—	—
Diluted FFO avail. to common share and common unit holders, as adj. for comparability (3)	$50,630	$46,007	$50,858	$50,684	$50,783	$96,637	$94,282

(1) Includes continuing and discontinued operations.
(2) Please see reconciliation on page 35 for components of FFO per NAREIT.
(3) Please refer to the section entitled “Definitions” for a definition of this measure.
(4) Interest expense exceeded NOI from these properties by the amounts in the statement.
(5) These securities were dilutive for Diluted FFO purposes but antidilutive for Diluted FFO as adjusted for comparability purposes.

Corporate Office Properties Trust
Diluted Share and Unit Computations
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15	6/30/16	6/30/15
EPS Denominator:
Weighted average common shares - basic	94,300	94,203	94,164	94,153	94,128	94,251	93,666
Dilutive convertible preferred shares	—	—	—	434	—	—	—
Dilutive effect of share-based compensation awards	—	95	—	21	35	—	114
Weighted average common shares - diluted	94,300	94,298	94,164	94,608	94,163	94,251	93,780
Diluted EPS	$(0.54)	$0.03	$0.59	$0.91	$0.13	$(0.51)	$0.23

Weighted Average Shares for period ended:
Common Shares Outstanding	94,300	94,203	94,164	94,153	94,128	94,251	93,666
Dilutive effect of share-based compensation awards	117	95	—	21	35	107	114
Common Units	3,676	3,677	3,677	3,679	3,680	3,676	3,706
Dilutive convertible preferred shares (1)	—	—	—	434	—	—	—
Dilutive noncontrolling interests - preferred units in the Operating Partnership (1)	—	—	—	176	—	—	—
Denominator for diluted FFO per share	98,093	97,975	97,841	98,463	97,843	98,034	97,486
Antidilutive preferred securities for diluted FFO, as adjusted for comparability (1)	—	—	—	(610)	—	—	—
Denominator for diluted FFO per share, as adjusted for comparability	98,093	97,975	97,841	97,853	97,843	98,034	97,486
Weighted average common units	(3,676)	(3,677)	(3,677)	(3,679)	(3,680)	(3,676)	(3,706)
Anti-dilutive EPS effect of share-based compensation awards	(117)	—	—	—	—	(107)	—
Dilutive convertible preferred shares	—	—	—	434	—	—	—
Denominator for diluted EPS	94,300	94,298	94,164	94,608	94,163	94,251	93,780
Diluted FFO per share - NAREIT	$0.36	$0.39	$0.31	$1.32	$0.48	$0.75	$0.92
Diluted FFO per share - as adjusted for comparability	$0.52	$0.47	$0.52	$0.52	$0.52	$0.99	$0.97

(1) These securities were dilutive for Diluted FFO purposes but antidilutive for Diluted FFO as adjusted for comparability purposes.

Corporate Office Properties Trust
Adjusted Funds from Operations
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15	6/30/16	6/30/15
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$50,630	$46,007	$50,858	$50,684	$50,783	$96,637	$94,282
Straight line rent adjustments (1)	527	(917)	(2,614)	(5,706)	(3,788)	(390)	(5,059)
Straight line rent adjustments on properties conveyed to extinguish debt in default	—	—	—	(19)	(24)	—	(96)
Amortization of intangibles included in NOI	338	338	365	474	478	676	589
Share-based compensation, net of amounts capitalized	1,485	1,632	1,625	1,739	1,658	3,117	3,210
Amortization of deferred financing costs	1,178	1,176	1,127	1,203	1,146	2,354	2,136
Amortization of net debt discounts, net of amounts capitalized	325	319	317	321	264	644	528
Replacement capital expenditures (2)	(11,546)	(11,720)	(20,086)	(12,126)	(9,705)	(23,266)	(17,054)
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$42,937	$36,835	$31,592	$36,570	$40,812	$79,772	$78,536
Replacement capital expenditures (2)
Tenant improvements and incentives	$6,784	$8,766	$6,836	$6,374	$6,644	$15,550	$11,034
Building improvements	5,302	3,953	16,674	4,223	4,543	9,255	7,746
Leasing costs	1,613	1,183	3,518	2,547	1,485	2,796	2,439
Less: Excluded tenant improvements and incentives	(885)	(1,353)	(393)	205	(986)	(2,238)	(1,250)
Less: Excluded building improvements	(1,121)	(557)	(6,551)	(1,155)	(1,298)	(1,678)	(2,173)
Less: Excluded leasing costs	(147)	(272)	2	(68)	(683)	(419)	(742)
Replacement capital expenditures	$11,546	$11,720	$20,086	$12,126	$9,705	$23,266	$17,054

(1) Includes COPT’s pro rata share of straight line rent adjustments from properties held through joint ventures.
(2) Please refer to the section entitled “Definitions” for a definition of this measure.

Corporate Office Properties Trust
Adjusted EBITDA
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15	6/30/16	6/30/15
Net (loss) income	$(48,316)	$8,096	$62,617	$94,294	$17,232	$(40,220)	$31,967
Interest expense on continuing and discontinued operations	22,639	23,559	22,347	24,121	21,768	46,198	42,606
Income tax expense (benefit)	1	(8)	46	48	50	(7)	105
Depreciation of furniture, fixtures and equipment	524	602	597	590	527	1,126	1,019
Real estate-related depreciation and amortization	33,248	34,527	36,237	38,403	33,786	67,775	65,385
Impairment losses	69,692	2,446	19,744	2,307	1,239	72,138	1,472
(Gain) loss on early extinguishment of debt on continuing and discont. operations	(5)	(17)	402	(85,745)	(315)	(22)	(312)
Gain on sales of operating properties	—	—	(64,047)	(15)	—	—	—
Gain on sales of non-operational properties	—	—	—	—	1	—	(3,985)
Net (gain) loss on investments in unconsolidated entities included in interest and other income	(36)	(23)	6	98	(52)	(59)	23
Business development expenses	1,261	1,379	1,512	1,221	1,181	2,640	2,042
Operating property acquisition costs	—	—	32	2,695	361	—	1,407
EBITDA from properties conveyed to extinguish debt in default	—	—	—	(15)	(843)	—	(753)
Demolition costs on redevelopment properties	370	208	225	930	66	578	241
Executive transition costs	247	4,137	—	—	—	4,384	—
Adjusted EBITDA	$79,625	$74,906	$79,718	$78,932	$75,001	$154,531	$141,217
Proforma NOI adjustment for property changes within period	109	471	(1,738)	1,309	509
In-place adjusted EBITDA	$79,734	$75,377	$77,980	$80,241	$75,510

Corporate Office Properties Trust
Consolidated Office Properties by Segment (1) - 6/30/2016
(square feet in thousands)

	Operational Properties (5)				Construction/Redevelopment (6)
	# of Properties	Operational Square Feet	Occupancy %	Leased %	# of Properties	Construction/Redevelopment Square Feet	Operational Square Feet (5)	Total Square Feet
Core Portfolio: (2)
Defense IT Locations: (3)
Fort Meade/Baltimore Washington (“BW”) Corridor:
National Business Park	29	3,485	95.1%	96.8%	2	336	—	336
Howard County	35	2,752	91.7%	93.2%	1	18	4	22
Other	18	1,432	92.3%	93.1%	3	114	88	202
Total Fort Meade/BW Corridor	82	7,669	93.4%	94.8%	6	468	92	560
Northern Virginia (“NoVA”) Defense/IT	12	1,782	80.4%	86.2%	2	401	—	401
Lackland AFB (San Antonio, Texas)	7	953	100.0%	100.0%	—	—	—	—
Navy Support	21	1,261	74.7%	74.9%	—	—	—	—
Redstone Arsenal (Huntsville, Alabama)	6	632	98.9%	100.0%	1	19	—	19
Data Center Shells	11	1,710	100.0%	100.0%	3	514	—	514
Total Defense/IT Locations	139	14,007	91.5%	93.2%	12	1,402	92	1,494
Regional Office (4)	7	2,011	97.7%	98.0%	—	—	—	—
Core Portfolio	146	16,018	92.3%	93.8%	12	1,402	92	1,494
Properties Held for Sale	30	2,027	89.4%	90.2%	—	—	—	—
Other Properties	5	357	52.4%	52.9%	—	—	—	—
Total Portfolio	181	18,402	91.2%	92.6%	12	1,402	92	1,494

(1)	This presentation sets forth Core Portfolio data by segment followed by data for the remainder of the portfolio.

(2)	Represents Defense/IT Locations and Regional Office properties excluding properties held for sale.

(3)
Includes properties in locations that support United States Government agencies and their contractors, most of whom are engaged in national security, defense and IT related activities servicing what we believe are growing, durable, priority missions.

(4)
Includes traditional office properties located in select urban/urban-like submarkets within our regional footprint with durable Class-A office fundamentals and characteristics, as well as other properties supporting general commercial office tenants.

(5)
Number of properties includes buildings under construction or redevelopment once those buildings become partially operational. Operational square feet includes square feet in operations for two partially operational properties; NOI for these properties was $545,000 and cash NOI was $291,000 for the three months ended 6/30/16.

(6)
This schedule includes properties under, or contractually committed for, construction or redevelopment as of 6/30/16 and 310 Sentinel Way and NOVA Office B, properties that were complete but are held for future lease to the United States Government. Please refer to pages 25 and 26.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping
(dollars and square feet in thousands)

	6/30/16
	# of Operating Office Properties	Office Operational Square Feet			Office Property Annualized Rental Revenue (2)	Percentage of Total Office Annualized Rental Revenue	NOI from Real Estate Operations for Three Months Ended	NOI from Real Estate Operations for Six Months Ended
Property Grouping			% Occupied (1)	% Leased (1)			6/30/16	6/30/16
Core Portfolio:
Same Office Properties (3)	131	13,582	91.8%	93.5%	$389,309	78.3%	$63,265	$124,284
Office Properties Placed in Service (4)	12	1,276	93.9%	93.9%	25,803	5.2%	5,026	9,158
Acquired Office Properties (5)	3	1,160	96.8%	97.2%	33,905	6.8%	5,522	10,864
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	4,114	7,920
Total Core Portfolio	146	16,018	92.3%	93.8%	449,017	90.3%	77,927	152,226
Office Properties Held for Sale (6)	30	2,027	89.4%	90.2%	43,258	8.7%	7,025	13,198
Disposed Office Properties	N/A	N/A	N/A	N/A	N/A	N/A	36	112
Other Office Properties (Same Office)	5	357	52.4%	52.9%	4,768	1.0%	795	1,459
Total Portfolio	181	18,402	91.2%	92.6%	$497,043	100.0%	$85,783	$166,995

	6/30/16
	# of Operating Office Properties	Office Operational Square Feet			Office Property Annualized Rental Revenue (2)	Percentage of Core Portfolio Annualized Rental Revenue	NOI from Real Estate Operations for Three Months Ended	NOI from Real Estate Operations for Six Months Ended
Property Grouping			% Occupied (1)	% Leased (1)			6/30/16	6/30/16
Core Portfolio:
Defense/IT Locations	139	14,007	91.5%	93.2%	386,319	86.0%	63,741	124,600
Regional Office	7	2,011	97.7%	98.0%	62,698	14.0%	9,986	19,540
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	4,200	8,086
Total Core Portfolio	146	16,018	92.3%	93.8%	$449,017	100.0%	$77,927	$152,226

(1)	Percentages calculated based on operational square feet.

(2)	Excludes annualized rental revenue from our wholesale data center, DC-6, of $20.1 million as of 6/30/16.

(3)	Properties held for long-term investment owned and 100% operational since at least 1/1/15.

(4)	Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/15.

(5)	Includes properties acquired in March, April and August of 2015.

(6)	The carrying value of operating property assets held for sale as of 6/30/16 totaled $277.7 million.

Corporate Office Properties Trust
Real Estate Revenues and NOI* by Segment
(dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15	6/30/16	6/30/15
Real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$60,912	$62,509	$61,683	$61,400	$60,007	$123,421	$121,191
NoVA Defense/IT	12,057	12,116	11,816	12,875	13,462	24,173	24,508
Lackland Air Force Base	11,651	10,225	12,233	9,018	9,743	21,876	18,408
Navy Support	6,998	6,934	6,840	6,886	7,186	13,932	14,451
Redstone Arsenal	3,191	3,116	3,063	3,061	2,658	6,307	5,104
Data Center Shells	7,288	6,330	5,930	5,665	5,037	13,618	10,151
Total Defense/IT locations	102,097	101,230	101,565	98,905	98,093	203,327	193,813
Regional Office	23,283	23,502	25,023	26,782	24,400	46,785	46,360
Wholesale Data Center	6,804	6,493	6,099	6,078	3,820	13,297	6,855
Other	1,740	1,862	1,790	1,921	1,882	3,602	3,877
Real estate revenues	$133,924	$133,087	$134,477	$133,686	$128,195	$267,011	$250,905

NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$40,534	$39,263	$41,476	$41,294	$40,527	$79,797	$78,195
NoVA Defense/IT	7,750	7,575	7,829	7,725	8,108	15,325	13,538
Lackland Air Force Base	4,807	4,805	4,894	4,465	4,394	9,612	8,296
Navy Support	4,323	3,410	3,686	3,599	3,796	7,733	7,663
Redstone Arsenal	2,231	2,138	2,171	2,173	1,770	4,369	3,387
Data Center Shells	6,462	5,520	5,358	5,133	4,538	11,982	8,957
Total Defense/IT locations	66,107	62,711	65,414	64,389	63,133	128,818	120,036
Regional Office	14,562	13,671	15,608	17,186	15,994	28,233	29,206
Wholesale Data Center	4,153	3,832	4,138	2,070	1,599	7,985	2,422
Other	961	998	819	1,144	1,062	1,959	2,148
NOI from real estate operations	$85,783	$81,212	$85,979	$84,789	$81,788	$166,995	$153,812

*     Includes continuing and discontinued operations.

Corporate Office Properties Trust
Cash NOI* by Segment
(dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15	6/30/16	6/30/15

Cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$42,684	$39,624	$40,475	$40,414	$41,727	$82,308	$79,185
NoVA Defense/IT	7,619	8,444	8,070	6,804	6,448	16,063	11,113
Lackland Air Force Base	4,718	4,716	4,745	3,680	3,222	9,434	6,668
Navy Support	4,356	3,226	3,597	3,565	3,579	7,582	7,411
Redstone Arsenal	2,534	2,473	2,267	1,881	1,832	5,007	3,680
Data Center Shells	6,077	5,192	5,024	4,802	3,831	11,269	8,356
Total Defense/IT locations	67,988	63,675	64,178	61,146	60,639	131,663	116,413
Regional Office	14,152	12,870	15,161	15,939	14,966	27,022	28,588
Wholesale Data Center	4,052	3,728	4,011	1,952	2,206	7,780	3,031
Other	918	823	837	1,117	1,101	1,741	2,158
Cash NOI from real estate operations	$87,110	$81,096	$84,187	$80,154	$78,912	$168,206	$150,190
Straight line rent adjustments	(897)	546	2,254	5,217	3,446	(351)	4,387
Add: Amortization of deferred market rental revenue	(189)	(190)	(178)	(293)	(308)	(379)	(249)
Less: Amortization of below-market cost arrangements	(241)	(240)	(284)	(289)	(262)	(481)	(516)
NOI from real estate operations	$85,783	$81,212	$85,979	$84,789	$81,788	$166,995	$153,812

* Includes continuing and discontinued operations.

Corporate Office Properties Trust
Same Office Properties (1) Average Occupancy Rates by Segment
(square feet in thousands)

	Number of Buildings	Rentable Square Feet	Three Months Ended					Six Months Ended
			6/30/16	3/31/16	12/31/15	9/30/15	6/30/15	6/30/16	6/30/15
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	79	7,525	94.0%	94.0%	95.6%	95.2%	95.2%	94.0%	94.9%
NoVA Defense/IT	10	1,386	75.0%	73.7%	74.8%	73.9%	74.2%	74.4%	73.9%
Lackland Air Force Base	6	792	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	20	1,233	74.6%	74.0%	73.9%	73.3%	77.8%	74.3%	79.9%
Redstone Arsenal	5	563	98.8%	97.5%	95.7%	94.5%	90.1%	98.1%	87.0%
Data Center Shells	6	995	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	126	12,494	91.1%	90.8%	91.8%	91.4%	91.6%	90.9%	91.5%
Regional Office	5	1,088	98.8%	97.5%	96.0%	95.1%	94.7%	98.1%	94.1%
Core Portfolio Same Office Properties	131	13,582	91.7%	91.3%	92.1%	91.7%	91.9%	91.5%	91.7%
Other Same Office Properties	5	357	52.4%	51.1%	51.6%	52.6%	57.0%	51.8%	56.9%
Total Same Office Properties	136	13,939	90.7%	90.3%	91.1%	90.7%	91.0%	90.5%	90.8%

Corporate Office Properties Trust Same Office Properties (1) Period End Occupancy Rates by Segment (square feet in thousands)
	Number of Buildings	Rentable Square Feet
			6/30/16	3/31/16	12/31/15	9/30/15	6/30/15
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	79	7,525	93.9%	93.9%	95.6%	95.3%	95.5%
NoVA Defense/IT	10	1,386	74.8%	73.7%	74.8%	74.8%	74.9%
Lackland Air Force Base	6	792	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	20	1,233	76.4%	73.4%	73.8%	73.1%	77.4%
Redstone Arsenal	5	563	98.8%	98.8%	96.7%	95.2%	93.2%
Data Center Shells	6	995	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	126	12,494	91.2%	90.7%	91.8%	91.5%	91.9%
Regional Office	5	1,088	99.3%	98.0%	96.3%	95.2%	94.8%
Core Portfolio Same Office Properties	131	13,582	91.8%	91.3%	92.2%	91.8%	92.2%
Other Same Office Properties	5	357	52.4%	51.1%	51.8%	51.3%	57.4%
Total Same Office Properties	136	13,939	90.8%	90.3%	91.1%	90.8%	91.3%

(1) Same office properties represent buildings owned and 100% operational since at least January 1, 2015, excluding properties disposed or held for sale.

Corporate Office Properties Trust
Same Office Property Real Estate Revenues and NOI by Segment
(dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15	6/30/16	6/30/15
Same office property real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$57,242	$59,077	$58,252	$58,122	$57,169	$116,319	$115,649
NoVA Defense/IT	7,746	7,840	7,741	7,661	7,678	15,586	15,438
Lackland Air Force Base	10,031	8,699	10,564	7,912	8,670	18,730	16,977
Navy Support	6,998	6,934	6,840	6,887	7,185	13,932	14,450
Redstone Arsenal	2,847	2,771	2,718	2,716	2,549	5,618	4,953
Data Center Shells	4,930	4,852	4,780	4,804	4,737	9,782	9,686
Total Defense/IT Locations	89,794	90,173	90,895	88,102	87,988	179,967	177,153
Regional Office	9,379	9,158	8,954	9,550	9,077	18,537	18,255
Other Properties	1,245	1,274	1,246	1,349	1,322	2,519	2,717
Same office property real estate revenues	$100,418	$100,605	$101,095	$99,001	$98,387	$201,023	$198,125
Same office property NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$38,234	$37,423	$39,136	$39,074	$38,503	$75,657	$75,008
NoVA Defense/IT	4,800	4,665	4,845	4,740	4,645	9,465	9,023
Lackland Air Force Base	3,746	3,749	3,746	3,672	3,689	7,495	7,391
Navy Support	4,340	3,435	3,706	3,605	3,770	7,775	7,663
Redstone Arsenal	1,981	1,872	1,905	1,872	1,670	3,853	3,250
Data Center Shells	4,374	4,304	4,301	4,316	4,305	8,678	8,587
Total Defense/IT Locations	57,475	55,448	57,639	57,279	56,582	112,923	110,922
Regional Office	5,790	5,571	5,509	5,976	5,329	11,361	10,839
Other Properties	795	664	615	823	771	1,459	1,424
Same office property NOI	$64,060	$61,683	$63,763	$64,078	$62,682	$125,743	$123,185

Corporate Office Properties Trust
Same Office Property Cash NOI (1) by Segment
(dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15	6/30/16	6/30/15
Same office property cash NOI (1)
Defense/IT Locations:
Fort Meade/BW Corridor	$37,816	$37,153	$38,198	$38,265	$36,977	$74,969	$72,063
NoVA Defense/IT	4,183	4,572	4,648	4,438	4,340	8,755	8,430
Lackland Air Force Base	3,748	3,751	3,748	3,574	3,591	7,499	7,194
Navy Support	4,234	3,221	3,617	3,570	3,552	7,455	7,405
Redstone Arsenal	2,307	2,229	2,118	1,887	1,812	4,536	3,639
Data Center Shells	4,182	4,007	4,072	4,054	4,038	8,189	7,615
Total Defense/IT Locations	56,470	54,933	56,401	55,788	54,310	111,403	106,346
Regional Office	6,252	6,042	5,801	5,547	5,278	12,294	10,566
Other Properties	775	653	620	833	827	1,428	1,473
Same office property cash NOI	$63,497	$61,628	$62,822	$62,168	$60,415	$125,125	$118,385
Straight line rent adjustments	(2,436)	(1,361)	209	1,583	1,497	(3,797)	3,075
Add: Amortization of deferred market rental revenue	34	34	28	16	16	68	55
Less: Amortization of below-market cost arrangements	(219)	(218)	(259)	(264)	(258)	(437)	(511)
Add: Lease termination fee, gross	336	953	416	185	1,012	1,289	1,765
Add: Cash NOI on tenant-funded landlord assets	2,848	647	547	390	—	3,495	416
Same office property NOI	$64,060	$61,683	$63,763	$64,078	$62,682	$125,743	$123,185
Percentage change in same office property cash NOI (2)	5.1%					5.7%

(1)
In addition to excluding the effects of non-cash rental revenues and property operating expenses, same office property cash NOI also excludes the effects of gross lease termination fees and revenue recognized as a result of tenant-funded landlord assets.

(2)	Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Leasing - Total Office Portfolio (1)
Quarter Ended June 30, 2016
(square feet in thousands)

	Ft Meade/BW Corridor	NoVA Defense/IT	Lackland Air Force Base	Navy Support	Redstone Arsenal	Data Center Shells	Regional Office	Other	Total Office
Renewed Space
Leased Square Feet	458	17	—	29	1	—	4	—	508
Expiring Square Feet	544	39	—	30	1	—	4	—	619
Vacating Square Feet	86	23	—	1	—	—	1	—	111
Retention Rate (% based upon square feet)	84.1%	42.6%	—%	96.1%	100.0%	—%	86.6%	—%	82.1%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$8.20	$—	$—	$10.92	$6.14	$—	$—	$—	$8.01
Weighted Average Lease Term in Years	5.0	1.7	—	1.7	0.5	—	5.0	—	4.7
GAAP Rent Per Square Foot
Renewal GAAP Rent	$35.64	$28.16	$—	$27.19	$27.08	$—	$46.45	$—	$34.97
Expiring GAAP Rent	$32.00	$25.58	$—	$31.72	$26.55	$—	$43.54	$—	$31.84
Change in GAAP Rent	11.4%	10.1%	—%	(14.3)%	2.0%	—%	6.7%	—%	9.8%
Cash Rent Per Square Foot
Renewal Cash Rent	$33.99	$29.42	$—	$27.38	$25.50	$—	$43.75	$—	$33.52
Expiring Cash Rent	$34.02	$28.88	$—	$31.72	$25.00	$—	$46.15	$—	$33.78
Change in Cash Rent	(0.1)%	1.9%	—%	(13.7)%	2.0%	—%	(5.2)%	—%	(0.8)%
Average escalations per year	2.8%	1.9%	—%	1.2%	—%	—%	3.0%	—%	2.8%
New Leases
Development and Redevelopment Space
Leased Square Feet	—	18	—	—	—	364	—	—	382
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$—	$80.59	$—	$—	$—	$—	$—	$—	$3.84
Weighted Average Lease Term in Years	—	9.3	—	—	—	10.0	—	—	10.0
GAAP Rent Per Square Foot	$—	$36.37	$—	$—	$—	$13.36	$—	$—	$14.46
Cash Rent Per Square Foot	$—	$34.43	$—	$—	$—	$12.26	$—	$—	$13.31
Other New Leases (2)
Leased Square Feet	69	28	—	8	7	—	1	2	115
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$28.89	$66.39	$—	$36.65	$56.66	$—	$27.62	$54.91	$40.58
Weighted Average Lease Term in Years	6.5	6.2	—	4.9	6.2	—	2.3	5.2	6.2
GAAP Rent Per Square Foot	$31.43	$27.46	$—	$38.27	$25.18	$—	$25.91	$26.98	$30.45
Cash Rent Per Square Foot	$30.51	$27.27	$—	$39.49	$23.40	$—	$28.50	$26.00	$29.84
Total Square Feet Leased	527	63	—	37	8	364	5	2	1,005
Average escalations per year	2.8%	2.6%	—%	1.9%	2.8%	2.3%	3.0%	3.5%	2.5%
Average escalations excl. data center shells									2.8%

(1)
Activity is exclusive of owner occupied space and leases with less than a one-year term. Weighted average lease term was calculated assuming no exercise of any existing early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.

(2) Other New Leases includes acquired first generation space and vacated second generation space.

Corporate Office Properties Trust
Leasing - Total Office Portfolio (1)
Six Months Ended June 30, 2016
(square feet in thousands)

	Ft Meade/BW Corridor	NoVA Defense/IT	Lackland Air Force Base	Navy Support	Redstone Arsenal	Data Center Shells	Regional Office	Other	Total Office
Renewed Space
Leased Square Feet	573	82	—	49	1	—	29	23	756
Expiring Square Feet	753	138	—	50	1	—	29	32	1,004
Vacating Square Feet	181	56	—	1	—	—	1	10	248
Retention Rate (% based upon square feet)	76.0%	59.3%	—%	97.6%	100.0%	—%	97.9%	70.1%	75.3%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$10.15	$2.30	$—	$9.52	$6.14	$—	$38.03	$—	$10.01
Weighted Average Lease Term in Years	5.5	1.9	—	2.4	0.5	—	5.4	1.0	4.8
GAAP Rent Per Square Foot
Renewal GAAP Rent	$34.53	$29.63	$—	$25.66	$27.08	$—	$31.24	$22.85	$32.94
Expiring GAAP Rent	$30.94	$26.66	$—	$28.33	$26.55	$—	$27.69	$20.79	$29.87
Change in GAAP Rent	11.6%	11.2%	—%	(9.4)%	2.0%	—%	12.8%	9.9%	10.3%
Cash Rent Per Square Foot
Renewal Cash Rent	$32.89	$27.88	$—	$25.60	$25.50	$—	$29.90	$22.85	$31.45
Expiring Cash Rent	$32.78	$27.25	$—	$28.85	$25.00	$—	$28.57	$22.85	$31.45
Change in Cash Rent	0.3%	2.3%	—%	(11.3)%	2.0%	—%	4.6%	—%	—%
Average escalations per year	2.9%	2.5%	—%	1.9%	—%	—%	2.7%	—%	2.8%
New Leases
Development and Redevelopment Space
Leased Square Feet	4	28	—	—	—	513	—	—	546
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$34.27	$86.25	$—	$—	$—	$—	$—	$—	$4.75
Weighted Average Lease Term in Years	2.0	9.9	—	—	—	10.0	—	—	9.9
GAAP Rent Per Square Foot	$28.42	$34.76	$—	$—	$—	$13.57	$—	$—	$14.79
Cash Rent Per Square Foot	$28.00	$33.03	$—	$—	$—	$12.45	$—	$—	$13.64
Other New Leases (2)
Leased Square Feet	148	38	—	33	7	—	16	6	249
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$33.99	$54.26	$—	$30.07	$56.66	$—	$40.57	$36.57	$37.73
Weighted Average Lease Term in Years	6.8	5.9	—	3.4	6.2	—	9.0	3.8	6.3
GAAP Rent Per Square Foot	$29.32	$25.66	$—	$29.05	$25.18	$—	$29.52	$21.09	$28.41
Cash Rent Per Square Foot	$28.43	$25.31	$—	$29.32	$23.40	$—	$27.77	$20.49	$27.67
Total Square Feet Leased	726	149	—	81	8	513	45	29	1,551
Average escalations per year	2.8%	2.5%	—%	2.2%	2.8%	2.3%	2.7%	1.6%	2.5%
Average escalations excl. data center shells									2.7%

(1)
Activity is exclusive of owner occupied space and leases with less than a one-year term. Weighted average lease term was calculated assuming no exercise of any existing early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.

(2) Other New Leases includes acquired first generation space and vacated second generation space.

Corporate Office Properties Trust
Lease Expiration Analysis as of 6/30/16 (1)
(dollars and square feet in thousands, except per square foot amounts)

Year and Region of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3)	Percentage of Total Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Core Portfolio
Ft Meade/BW Corridor	19	305	$10,498	2.3%	$34.43
NoVA Defense/IT	6	37	677	0.2%	18.55
Navy Support	12	148	3,873	0.9%	26.17
Regional Office	15	135	3,992	0.9%	29.55
2016	52	625	19,040	4.2%	30.49
Ft Meade/BW Corridor	40	1,218	39,240	8.7%	32.23
NoVA Defense/IT	4	226	7,589	1.7%	33.52
Navy Support	13	114	2,293	0.5%	20.20
Redstone Arsenal	1	2	34	—%	19.89
Regional Office	12	124	4,217	0.9%	34.09
2017	70	1,684	53,373	11.9%	31.72
Ft Meade/BW Corridor	44	984	33,050	7.4%	33.57
NoVA Defense/IT	6	207	7,667	1.7%	36.98
Navy Support	15	176	5,116	1.1%	29.07
Redstone Arsenal	3	251	6,478	1.4%	25.78
Data Center Shells	1	155	2,498	0.6%	16.11
Regional Office	12	356	14,048	3.1%	39.47
2018	81	2,129	68,857	15.3%	32.33
Ft Meade/BW Corridor	42	1,474	47,746	10.6%	32.38
NoVA Defense/IT	9	340	13,069	2.9%	38.39
Navy Support	10	53	1,446	0.3%	27.47
Redstone Arsenal	4	71	1,448	0.3%	20.38
Regional Office	11	169	4,606	1.0%	27.20
2019	76	2,107	68,315	15.2%	32.41
Ft Meade/BW Corridor	40	1,083	34,818	7.8%	32.16
NoVA Defense/IT	5	121	3,278	0.7%	27.02
Lackland Air Force Base	2	250	9,092	2.0%	36.32
Navy Support	16	173	6,921	1.5%	40.08
Redstone Arsenal	3	141	2,984	0.7%	21.22
Regional Office	11	67	2,014	0.4%	29.91
2020	77	1,835	59,107	13.2%	32.21
Thereafter	160	6,408	180,325	40.2%	28.14
Core Portfolio	516	14,788	$449,017	100.0%	$30.36

Year and Region of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3)	Percentage of Total Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Core Portfolio	516	14,788	$449,017	100.0%	$30.36
Office Properties Held for Sale and Other
Ft Meade/BW Corridor	53	462	10,998	22.9%	23.82
Regional Office	73	1,125	27,201	56.6%	24.15
Other	15	262	6,756	14.1%	25.84
Office Properties Held for Sale and Other Total Average	144	2,000	48,026	100.0%	24.01
Total Portfolio	660	16,788	$497,043		$29.61

Note: As of June 30, 2016, the weighted average lease term is 4.8 years for the Core Portfolio and Total Portfolio.

Wholesale Data Center Lease Expiration Analysis

Year of Lease Expiration	Number of Leases Expiring	Raised Floor Square Footage	Critical Load(MW)	Total Annual Rental Revenue of Expiring Leases (3)(000's)
2017	1	9	2.00	$2,280
2018	2	1	0.26	536
2019	1	6	1.00	2,274
2020	2	19	11.45	13,456
2022	1	6	1.00	1,559
			15.71	$20,104

(1)
This expiration analysis reflects occupied space and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of June 30, 2016 of 247,000 for the portfolio, including 230,000 for the Core Portfolio.

(2)	A number of our leases are subject to certain early termination provisions. The year of lease expiration was computed assuming no exercise of such early termination rights.

(3)	Total Annualized Rental Revenue is the monthly contractual base rent as of June 30, 2016 multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

Corporate Office Properties Trust
Top 20 Office Tenants as of 6/30/16
(Based on Annualized Rental Revenue of
office properties, dollars and square feet in thousands)

Tenant		Number of Leases	Total Occupied Square Feet	Percentage of Total Occupied Square Feet	Total Annualized Rental Revenue (1)	Percentage of Total Annualized Rental Revenue	Weighted Average Remaining Lease Term (2)
United States Government	(3)	64	3,807	22.7%	$142,211	28.6%	4.9
Northrop Grumman Corporation		8	757	4.5%	22,221	4.5%	4.0
The Boeing Company		11	685	4.1%	20,195	4.1%	3.1
General Dynamics Corporation		7	528	3.1%	19,536	3.9%	2.1
Vadata Inc.		8	1,259	7.5%	15,292	3.1%	8.7
Computer Sciences Corporation		3	279	1.7%	10,811	2.2%	2.7
CareFirst, Inc.		2	300	1.8%	10,420	2.1%	5.4
Booz Allen Hamilton, Inc.		6	294	1.8%	9,989	2.0%	4.8
Wells Fargo & Company		3	190	1.1%	8,353	1.7%	2.5
AT&T Corporation		3	308	1.8%	5,935	1.2%	2.8
Raytheon Company		6	168	1.0%	5,906	1.2%	2.7
KEYW Corporation		2	211	1.3%	5,895	1.2%	7.5
Science Applications International Corp.		5	154	0.9%	5,547	1.1%	4.3
L-3 Communications Holdings, Inc.		1	159	0.9%	5,390	1.1%	3.3
Miles & Stockbridge, PC		2	157	0.9%	5,022	1.0%	11.2
Transamerica Life Insurance Company		2	161	1.0%	4,815	1.0%	5.5
Harris Corporation		7	179	1.1%	4,803	1.0%	5.5
Kratos Defense and Security Solutions		1	131	0.8%	4,638	0.9%	3.8
University of Maryland		3	172	1.0%	4,625	0.9%	5.1
The Mitre Corporation		4	122	0.7%	4,148	0.8%	3.5
Subtotal Top 20 Office Tenants		148	10,020	59.7%	315,752	63.5%	5.0
All remaining tenants		512	6,769	40.3%	181,291	36.5%	4.6
Total/Weighted Average		660	16,788	100.0%	$497,043	100.0%	4.8

(1)  Total Annualized Rental Revenue is the monthly contractual base rent as of 6/30/16, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases.
(2)  A number of our leases are subject to certain early termination provisions.  The year of lease expiration was computed assuming no exercise of such early termination rights. The weighting of the lease term was computed using Total Rental Revenue.
(3)  Substantially all of our government leases are subject to early termination provisions which are customary in government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights. As of 6/30/16, $2.5 million in annualized rental revenue (or 1.8% of our annualized rental revenue from the United States Government) was through the General Services Administration (GSA).

Corporate Office Properties Trust
Investment Activity
(dollars in thousands)

	Transaction Date	Transaction Price

Property Dispositions
Quarter Ended 3/31/16
Colorado Springs Land	Various	$5,701

Subsequent to 6/30/16 (through 7/28/16)
50% interest in DC8, 9, 10, 11, 12 and 14	7/21/2016	73,821	(1)
Year to Date Dispositions through 7/28/16		$79,522

(1) We sold a 50% interest in these six data centers by contributing them into a newly-formed joint venture for an aggregate property value of $147.6 million. We obtained $60 million in non-recourse mortgage loans on the properties immediately prior to contributing the properties and received the net proceeds.

Corporate Office Properties Trust
Construction, Redevelopment and Land Owned/Controlled as of 6/30/16
(dollars and square feet in thousands)

	Construction Projects (1)	Redevelopment Projects (2)	Land Owned/Controlled (3)	Total
Segment	Rentable Square Feet
Defense/IT Locations:
Fort Meade/BW Corridor	456	104	4,175	4,735
NoVA Defense/IT	401	—	1,614	2,015
Lackland Air Force Base	—	—	1,033	1,033
Navy Support	—	—	109	109
Redstone Arsenal	19	—	4,084	4,103
Data Center Shells	514	—	216	730
Subtotal Defense/IT Locations	1,390	104	11,231	12,725
Regional Office	—	—	1,089	1,089
Other	—	—	2,188	2,188
Total	1,390	104	14,508	16,002
	Costs to date by region
Defense/IT Locations:
Fort Meade/BW Corridor	$88,108	$18,171	$130,091	$236,370
NoVA Defense/IT	39,847	—	89,834	129,681
Lackland Air Force Base	—	—	20,197	20,197
Navy Support	—	—	2,590	2,590
Redstone Arsenal	4,371	—	16,039	20,410
Data Center Shells	23,531	—	4,028	27,559
Subtotal Defense/IT Locations	155,857	18,171	262,779	436,807
Regional Office	—	—	63,263	63,263
Other	—	—	42,816	42,816
Total	$155,857	$18,171	$368,858	$542,886

Reconciliation to amounts included in projects in development or held for future development, including land costs, as reported on consolidated balance sheet
Operating properties	(95,457)	(6,166)	(27,667)	(129,290)
Assets held for sale	—	—	(22,864)	(22,864)
Deferred leasing costs and other assets	(3,030)	(305)	—	(3,335)
Projects in development or held for future development, including associated land costs (4)	$57,370	$11,700	$318,327	$387,397

(1)	Represents construction projects as listed on page 25.

(2)	Represents redevelopment projects as listed on page 26.

(3)	Represents our land owned/controlled as listed on page 28.

(4)	Represents total of costs included in lines on our consolidated balance sheet entitled “construction and redevelopment in progress, including land” and “land owned/controlled”.

Corporate Office Properties Trust
Summary of Construction Projects as of 6/30/16 (1)
(dollars and square feet in thousands)

	Property Segment	Park/Submarket	Total Rentable Square Feet	Percentage Leased as of 6/30/16	as of 6/30/16 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
					Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location
Under Construction
7880 Milestone Parkway (4) Hanover, Maryland	Ft Meade/BW Corridor	Arundel Preserve	120	74%	32,252	30,047	25,225	3Q 15	3Q 16
Patriot Point - DC17 Ashburn, Virginia	Data Center Shells	Ashburn	149	100%	22,670	15,536	—	3Q 16	3Q 16
Bethlehem Technology Park - DC19 Manassas, Virginia	Data Center Shells	Manassas	149	100%	21,608	4,350	—	4Q 16	4Q 16
Bethlehem Technology Park - DC20 Manassas, Virginia	Data Center Shells	Manassas	216	100%	29,913	3,645	—	2Q 17	2Q 17
2100 Redstone Gateway Huntsville, Alabama	Redstone Arsenal	Redstone Gateway	19	58%	5,123	4,371	—	2Q 16	2Q 17
540 National Business Parkway Annapolis Junction, Maryland	Ft. Meade/BW Corridor	National Bus. Park	145	49%	43,712	19,010	—	1Q 17	1Q 18
NOVA Office D Northern Virginia	NoVA Defense/IT	Other	240	100%	49,344	8,666	—	2Q 18	2Q 18
Total Under Construction			1,038	89%	$204,622	$85,625	$25,225

Held for Lease to Government
310 Sentinel Way Annapolis Junction, Maryland	Ft Meade/BW Corridor	National Bus. Park	191	0%	54,352	39,051	39,051	(1)	(1)
NOVA Office B Northern Virginia	NoVA Defense/IT	Other	161	0%	41,500	31,181	31,181	(1)	(1)
Total Held for Lease to Government			352	0%	$95,852	$70,232	$70,232

Total Construction Projects			1,390	67%	$300,474	$155,857	$95,457

(1)
Includes properties under, or contractually committed for, construction as of 6/30/16 and 310 Sentinel Way and NOVA Office B, two properties that were complete but held for future lease to the United States Government.

(2)	Cost includes land, construction, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.

(3)	Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(4)	Although classified as under construction, 88,000 square feet were operational as of 6/30/16; NOI for this property was $530,000 and cash NOI was $277,000 for the three months ended 6/30/16.

Corporate Office Properties Trust
Summary of Redevelopment Projects as of 6/30/16
(dollars and square feet in thousands)

	Property Segment	Park/Submarket	Total Rentable Square Feet	Percentage Leased as of 6/30/16 (2)	as of 6/30/16 (1)					Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
					Historical Basis, Net	Incremental Redevelopment Cost	Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location
7134 Columbia Gateway Drive Columbia, Maryland (4)	Ft Meade/BW Corridor	Howard Co. Perimeter	22	20%	$1,726	$2,524	$4,250	$3,571	$2,123	1Q 16	1Q 17
1201 Winterson Rd (AS13) Linthicum, Maryland	Ft Meade/BW Corridor	Airport Square	68	0%	2,999	12,852	15,851	10,836	2,999	1Q 16	1Q 17
Airport Landing (2) Linthicum, Maryland	Ft Meade/BW Corridor	Airport Square
Retail Buildings			14	56%	785	5,820	6,605	3,368	785	3Q 16	3Q 17
Pad Site			N/A	100%	259	183	442	396	259	4Q 16	4Q 16
Total Under Redevelopment			104	16%	$5,769	$21,379	$27,148	$18,171	$6,166

(1) Cost includes construction, leasing costs and allocated portion of shared infrastructure.
(2) The redevelopment of Airport Landing involves the demolition of the existing office property to develop a retail center to serve the submarket. Upon completion, the project’s retail amenities will include: newly constructed retail property totaling 14,000 square feet; and a 1.2 acre retail pad site already under ground lease for 20 years to a national food service provider. The total percentage leased reported above for redevelopment projects was calculated by including the square footage of the building to be constructed on the pad site by the lessee.
(3) Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(4)	Although classified as under redevelopment, 4,000 square feet were operational as of 6/30/16; NOI for this property was $15,000 and cash NOI was $14,000 for the three months ended 6/30/16.

Corporate Office Properties Trust
Office Property Construction and Redevelopment Place in Service as of 6/30/16
(square feet in thousands)

			Rentable Square Feet of Property				Space Placed in Service Percentage Leased as of 6/30/16
	Property Segment			Square Feet Placed in Service in 2016
Property and Location		Park/Submarket		1st Quarter	2nd Quarter	Total
Patriot Point - DC15 Ashburn, Virginia	Data Center Shells	Ashburn	149	149	—	149	100%
Patriot Point - DC16 Ashburn, Virginia	Data Center Shells	Ashburn	149	—	149	149	100%
6708 Alexander Bell Drive Columbia, Maryland	Ft Meade/BW Corridor	Howard Co. Perimeter	51	51	—	51	0%
7134 Columbia Gateway Drive Columbia, Maryland	Ft Meade/BW Corridor	Howard Co. Perimeter	22	—	4	4	100%
Total Construction/Redevelopment Placed Into Service				200	153	353	86%

Corporate Office Properties Trust
Summary of Land Owned/Controlled as of 6/30/16 (1)

Location	Acres	Estimated Developable Square Feet (in thousands)	Costs to Date (2)
Land Owned/Controlled for Future Development
Defense IT Locations:
Fort Meade/BW Corridor:
National Business Park	233	1,956
Howard County	27	590
Other	143	1,629
Total Fort Meade/BW Corridor	403	4,175
NoVA Defense/IT	64	1,614
Lackland AFB	68	1,033
Navy Support	44	109
Redstone Arsenal (3)	428	4,084
Data Center Shells	21	216
Total Defense/IT Locations	1,028	11,231
Regional Office	10	1,089
Total land owned/controlled for future development	1,038	12,320	$300,272

Other land owned/controlled	205	2,188	18,055
Land held for sale	136	2,225	22,864

Land owned/controlled	1,379	16,733	$341,191
Land held for sale	(136)	(2,225)	(22,864)
Land held, net	1,243	14,508	$318,327

(1)	This land inventory schedule excludes all properties listed as construction or redevelopment as detailed on pages 25 and 26, and includes properties under ground lease to us.

(2)	Represents total costs to date included in “projects in development or held for future development, including associated land costs,” as reported on page 24 (in thousands).

(3)
Includes land owned under a long-term master lease agreement to LW Redstone Company, a consolidated joint venture (see page 33). As this land is developed in the future, the joint venture will execute site-specific leases under the master lease agreement. Rental payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties. The costs incurred on this land totaled $16.0 million as of 6/30/16.

Corporate Office Properties Trust
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg.			Gross Debt
	Maturity	Stated	Effective	Balance at
	(Years)	Rate	Rate (1)	6/30/2016
Debt
Secured debt	4.0	5.61%	5.58%	$332,739
Unsecured debt	6.1	3.58%	3.69%	1,779,961
Total Debt	5.8	3.90%	3.99%	$2,112,700

Fixed rate debt (2)	6.5	4.61%	4.74%	$1,934,700
Variable rate debt	4.1	2.06%	2.06%	178,000
				$2,112,700
Preferred Equity		Redeemable
5.6% Series K Convertible Preferred Shares (3)		Jan-17		$26,583
7.375% Series L Redeemable Preferred Shares		Jun-17		172,500
7.5% Series I Convertible Preferred Units (4)		Sep-19		8,800
Total Preferred Equity				$207,883

Common Equity
Common Shares				94,699
Common Units				3,651
Total Common Shares and Units				98,350

Closing Common Share Price on 6/30/16				$29.57
Common Equity Market Capitalization				$2,908,210

Total Equity Market Capitalization				$3,116,093

Total Market Capitalization				$5,228,793

(1) Excludes the effect of deferred financing cost amortization.
(2) Includes the effect of interest rate swaps that hedge the risk of changes in interest rates on variable rate debt.
(3) 532,000 shares outstanding with a liquidation preference of $50 per share, and convertible into 434,000 common units.
(4) 352,000 units outstanding with a liquidation preference of $25 per unit, and convertible into 176,000 common units.

Investment Grade Ratings & Outlook:
Fitch	BBB-	Stable
Moody’s	Baa3	Stable
Standard & Poor’s	BBB-	Stable

Corporate Office Properties Trust
Summary of Outstanding Debt as of 6/30/16
(dollars in thousands)

									Balloon
									Payment
	Stated	Amount	Maturity			Stated		Amount	Due Upon	Maturity
Unsecured Debt	Rate	Outstanding	Date		Secured Debt	Rate		Outstanding	Maturity	Date
Revolving Credit Facility	L + 1.20%	$58,000	May-19	(1)(2)	7015 Albert Einstein	7.87%		$1,396	$—	Nov-19
Senior Unsecured Notes					TIAA Loan (8 Properties)	7.25%		162,509	161,436	Oct-16 (5)
3.70% due 2021	3.70%	$300,000	Jun-21		7200 Redstone Gateway (6)	L + 1.85%		13,765	12,132	Oct-20
3.60% due 2023	3.60%	350,000	May-23		7740 Milestone Parkway	3.96%		18,797	15,902	Feb-23
5.25% due 2024	5.25%	250,000	Feb-24		100 & 30 Light Streets	4.32%		54,925	47,676	Jun-23
5.00% due 2025	5.00%	300,000	Jul-25		1000, 1200 and 1100 Redstone
Subtotal - Senior Unsecured Notes	4.32%	$1,200,000			Gateway (6)	4.47%	(7)	36,347	27,649	Jun-24
Unsecured Bank Term Loans					M Square (5825 & 5850
2019 Maturity	L + 2.1%	$120,000	Aug-19	(3)	University Research Court) (6)	3.82%		45,000	35,603	Jun-26
2020 Maturity	L + 1.4%	300,000	May-20	(2)	Total Secured Debt	5.61%		$332,739
2022 Maturity (4)	L + 1.8%	100,000	Dec-22	(3)
Subtotal - Term Loans	2.1%	520,000
Other Unsecured Debt	—%	1,961	May-26
Total Unsecured Debt	3.58%	$1,779,961

Debt Summary
Total Unsecured Debt	3.58%	$1,779,961
Total Secured Debt	5.61%	332,739
Gross debt	3.90%	$2,112,700
Net discounts and deferred
financing costs		(18,214)
Debt, per balance sheet		$2,094,486

(1) The Company’s $800 million line of credit matures in May 2019 and may be extended for two six-month periods, at our option.
(2) Pre-payable anytime without penalty.
(3) Pre-payable in 2017 without penalty.
(4) An additional $150.0 million in borrowings is available to be drawn under this loan through September 2016.
(5) On July 1, 2016, we repaid this loan using borrowings from our Revolving Credit Facility.
(6) These properties are owned through consolidated joint ventures.
(7) Represents the weighted average rate of three loans on the properties.

Corporate Office Properties Trust
Summary of Outstanding Debt as of 6/30/16 (continued)
_____________________________________________________________________________________________________________

(1) Includes the effect of interest rate swaps in effect that hedge the risk of changes in interest rates on variable rate debt.
(2) On July 1, 2016, we repaid $162.5 million of these maturities using borrowings from our Revolving Credit Facility.

Corporate Office Properties Trust
Debt Analysis
(dollars, shares and units in thousands, except per share amounts)

		As of and for Three					As of and for Three
		Months Ended			Line of Credit &		Months Ended
Senior Note Covenants (1)	Required	6/30/2016			Term Loan Covenants (1)	Required	6/30/2016
Total Debt / Total Assets	< 60%	45.1%			Total Debt / Total Assets	< 60%	37.0%
Secured Debt / Total Assets	< 40%	7.1%			Secured Debt / Total Assets	< 40%	5.5%
Debt Service Coverage	> 1.5x	3.1x			Adjusted EBITDA / Fixed Charges	> 1.5x	2.8x
Unencumbered Assets / Unsecured Debt	> 150%	231.7%			Unsecured Debt / Unencumbered Assets	< 60%	36.9%
					Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	4.0x

Debt Ratios (2)	Source
Gross debt	p. 30	$2,112,700
Adjusted book	p. 37	$4,823,416
Debt / adjusted book ratio		43.8%		(3)
Net debt	p. 37	$2,099,383
In-place adjusted EDITDA	p. 10	$79,734
Net debt / in-place adjusted EBITDA ratio		6.6	x	(3)
Denominator for debt service coverage	p. 36	$22,549
Denominator for fixed charges	p. 36	$27,576
Adjusted EBITDA	p. 10	$79,625
Adjusted EBITDA debt service coverage ratio		3.5	x
Adjusted EBITDA fixed charge coverage ratio		2.9	x

Unencumbered Portfolio Analysis
# of unencumbered properties		163
% of total portfolio		90%
Unencumbered square feet in-service		15,806
% of total portfolio		86%
NOI from unencumbered real estate operations		$71,734
% of total NOI from real estate operations		84%
Adjusted EBITDA from unencumbered real estate operations		$65,576
% of total adjusted EBITDA from real estate operations		82%
Unencumbered adjusted book		$4,262,679
% of total adjusted book		88%
(1) The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.
(2) All coverage computations include discontinued operations.
(3) Our methodology for reporting these measures (or their predecessors) was updated to exclude the effect of net debt discounts and deferred financing costs.

Corporate Office Properties Trust
Consolidated Joint Ventures as of 6/30/16
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	Occupancy %	Leased %	NOI for Three Months Ended 6/30/16 (2)	NOI for Six Months Ended 6/30/16 (2)	Total Assets (1)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Associates, LLC (2 properties)	242	100.0%	100.0%	$1,452	$2,747	$62,239	$45,000	50%
Huntsville, AL:
LW Redstone Company, LLC (5 properties)	495	100.0%	100.0%	1,802	3,630	83,815	50,112	85%
Total/Average	737	100.0%	100.0%	$3,254	$6,377	$146,054	$95,112

Non-operational Properties	Estimated Developable Square Feet	Total Assets (1)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Research Park	525	$3,549	$—	50%
Huntsville, Alabama:
Redstone Gateway (3)	4,084	67,601	—	85%
Washington, DC:
Stevens Place	189	38,859	—	95%
Total	4,798	$110,009	$—

(1)  Total assets includes the total assets recorded on the books of the consolidated joint venture plus any outside investment basis related to the applicable joint ventures.

(2)	Represents gross NOI of the joint venture operating properties before allocation to joint venture partners.

(3)	Total assets include $47.1 million due from the City of Huntsville (including accrued interest) in connection with infrastructure costs funded by the joint venture.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15	6/30/16	6/30/15
GAAP revenues from real estate operations from continuing operations	$133,924	$133,087	$134,477	$133,686	$128,191	$267,011	$250,901
Revenues from discontinued operations	—	—	—	—	4	—	4
Real estate revenues	$133,924	$133,087	$134,477	$133,686	$128,195	$267,011	$250,905

GAAP property operating expenses from continuing operations	$48,141	$51,875	$48,498	$48,897	$46,418	$100,016	$97,099
Property operating expenses from discontinued operations	—	—	—	—	(11)	—	(6)
Real estate property operating expenses	$48,141	$51,875	$48,498	$48,897	$46,407	$100,016	$97,093

Discontinued Operations
Revenues from real estate operations	$—	$—	$—	$—	$4	$—	$4
Property operating expenses	—	—	—	—	11	—	6
Gain on early extinguishment of debt	—	—	—	—	380	—	380
Impairment (losses) recoveries	—	—	—	—	(1)	—	(234)
Gain on sales of depreciated real estate properties	—	—	—	—	—	—	—
Discontinued operations	$—	$—	$—	$—	$394	$—	$156

Gain on sales of real estate, net, per statements of operations	$—	$—	$64,047	$15	$(1)	$—	$3,985
Gain on sales of real estate from discontinued operations	—	—	—	—	—	—	—
Gain on sales of real estate from continuing and discont. operations	—	—	64,047	15	(1)	—	3,985
Gain on sales of non-operating properties	—	—	—	—	1	—	(3,985)
Gain on sales of operating properties	$—	$—	$64,047	$15	$—	$—	$—

Impairment losses, per statements of operations	$69,692	$2,446	$19,744	$2,307	$1,238	$72,138	$1,238
Impairment losses on discontinued operations	—	—	—	—	1	—	234
Total impairment losses	$69,692	$2,446	$19,744	$2,307	$1,239	$72,138	$1,472
Impairment losses on previously depreciated operating properties	(55,124)	(847)	(331)	(2,307)	(1,239)	(55,971)	(1,472)
Impairment losses on non-operating properties	$14,568	$1,599	$19,413	$—	$—	$16,167	$—

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15	6/30/16	6/30/15
NOI from real estate operations (1)
Real estate revenues	$133,924	$133,087	$134,477	$133,686	$128,195	$267,011	$250,905
Real estate property operating expenses	(48,141)	(51,875)	(48,498)	(48,897)	(46,407)	(100,016)	(97,093)
NOI from real estate operations	85,783	81,212	85,979	84,789	81,788	166,995	153,812
General and administrative expenses	(6,512)	(10,130)	(6,609)	(5,783)	(5,884)	(16,642)	(12,134)
Leasing expenses	(1,514)	(1,753)	(1,888)	(1,656)	(1,650)	(3,267)	(3,291)
Business development expenses and land carry costs	(2,363)	(2,418)	(2,521)	(5,573)	(2,623)	(4,781)	(5,413)
NOI from construction contracts and other service operations	525	526	1,075	926	879	1,051	1,705
Impairment losses on non-operating properties	(14,568)	(1,599)	(19,413)	—	—	(16,167)	—
Equity in income of unconsolidated entities	10	10	10	18	9	20	34
Interest and other income	1,330	1,156	1,300	692	1,242	2,486	2,525
Gain (loss) on early extinguishment of debt	5	17	(402)	85,745	315	22	312
Gain on sales of non-operating properties	—	—	—	—	(1)	—	3,985
Total interest expense	(22,639)	(23,559)	(22,347)	(24,121)	(21,768)	(46,198)	(42,606)
Income tax expense	(1)	8	(46)	(48)	(50)	7	(105)
FFO - per NAREIT (1)	$40,056	$43,470	$35,138	$134,989	$52,257	$83,526	$98,824

(1) Please refer to the section entitled “Definitions” for a definition of this measure.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15	6/30/16	6/30/15
Total interest expense	$22,639	$23,559	$22,347	$24,121	$21,768	$46,198	$42,606
Less: Amortization of deferred financing costs	(1,178)	(1,176)	(1,127)	(1,203)	(1,146)	(2,354)	(2,136)
Less: Amortization of net debt discounts and prem., net of amounts capitalized	(325)	(319)	(317)	(321)	(264)	(644)	(528)
Less: Loss on interest rate derivatives	(319)	(1,551)	(386)	—	—	(1,870)	—
Less: Interest expense on debt in default extinguished via conveyance of properties	—	—	—	(2,781)	(4,261)	—	(8,443)
Denominator for interest coverage	20,817	20,513	20,517	19,816	16,097	41,330	31,499
Scheduled principal amortization	1,732	1,800	1,717	1,692	1,670	3,532	3,319
Denominator for debt service coverage	22,549	22,313	22,234	21,508	17,767	44,862	34,818
Capitalized interest	1,309	1,753	1,510	1,559	1,950	3,062	4,082
Preferred share dividends - redeemable non-convertible	3,553	3,552	3,553	3,552	3,553	7,105	7,105
Preferred unit distributions	165	165	165	165	165	330	330
Denominator for fixed charge coverage	$27,576	$27,783	$27,462	$26,784	$23,435	$55,359	$46,335

Preferred share dividends	$3,553	$3,552	$3,553	$3,552	$3,553	$7,105	$7,105
Preferred unit distributions	165	165	165	165	165	330	330
Common share dividends	26,034	26,037	25,998	26,000	26,002	52,071	52,000
Common unit distributions	1,004	1,011	1,011	1,011	1,012	2,015	2,024
Total dividends/distributions	$30,756	$30,765	$30,727	$30,728	$30,732	$61,521	$61,459

Common share dividends	$26,034	$26,037	$25,998	$26,000	$26,002	$52,071	$52,000
Common unit distributions	1,004	1,011	1,011	1,011	1,012	2,015	2,024
Dividends and distributions on dilutive preferred securities	—	—	—	537	—	—	—
Dividends and distributions for diluted FFO payout ratio	27,038	27,048	27,009	27,548	27,014	54,086	54,024
Dividends and distributions on antidilutive preferred securities	—	—	—	(537)	—	—	—
Dividends and distributions for other payout ratios	$27,038	$27,048	$27,009	$27,011	$27,014	$54,086	$54,024

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended
	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15
Total Assets	$3,841,692	$3,937,908	$3,909,312	$3,912,092	$3,904,059
Accumulated depreciation	692,540	713,283	700,363	675,747	723,470
Accumulated depreciation included in assets held for sale	62,940	33,143	18,317	65,872	24,930
Accumulated amort. of real estate intangibles and deferred leasing costs	199,038	198,552	195,506	189,571	211,522
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	27,206	20,655	17,456	26,260	15,271
Less: Adj. book assoc. with properties conveyed to extinguish debt in default	—	—	—	—	(130,471)
Adjusted book	$4,823,416	$4,903,541	$4,840,954	$4,869,542	$4,748,781

Gross debt	$2,112,700	$2,158,880	$2,097,230	$2,133,073	$2,142,816
Less: Debt in default extinguished via conveyance of properties	—	—	—	—	(150,000)
Numerator for debt to adjusted book ratio	2,112,700	2,158,880	2,097,230	2,133,073	1,992,816
Less: Cash and cash equivalents	(13,317)	(62,489)	(60,310)	(3,840)	(37,074)
Net debt	$2,099,383	$2,096,391	$2,036,920	$2,129,233	$1,955,742

Corporate Office Properties Trust
Definitions

Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet excluding the effect of accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions and accumulated amortization of deferred leasing costs, and excluding the effect of properties that served as collateral for debt in default that we extinguished via conveyance of such properties.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income (loss) adjusted for the effects of interest expense, depreciation and amortization, impairment losses, gain on sales of properties, gain or loss on early extinguishment of debt, net gain on unconsolidated entities, operating property acquisition costs, loss on interest rate derivatives, income taxes, business development expenses, demolition costs on redevelopment properties and executive transition costs, and excluding the effect of properties that served as collateral for debt in default that we extinguished via conveyance of such properties.  While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-levered performance.  We believe that net income is the most directly comparable GAAP measure to adjusted EBITDA.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to restricted shares and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income is the most directly comparable GAAP measure to Basic FFO.

Corporate Office Properties Trust
Definitions

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of non-cash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of tenant incentives, and amortization of acquisition intangibles included in FFO and NOI).  Under GAAP, rental revenue is recognized evenly over the term of tenant leases.  Many leases provide for contractual rent increases and the effect of accounting under GAAP for such leases is to accelerate the recognition of lease revenue.  Since some leases provide for periods under the lease in which rental concessions are provided to tenants, the effect of accounting under GAAP is to allocate rental revenue to such periods.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components (including above- and below-market leases and above- or below-market cost arrangements), which are then amortized into FFO and NOI over their estimated lives.  We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items that are not associated with cash to us.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of geographic segments, same-office property groupings and individual properties.  We believe that net income is the most directly comparable GAAP measure to Cash NOI.

Debt to Adjusted book
Defined as Gross Debt (defined below), as further adjusted to subtract debt in default that was extinguished via conveyance of properties, divided by Adjusted book (defined above).

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) replacement capital expenditures (defined below).  We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays.  We believe that net income is the most directly comparable GAAP measure to Diluted AFFO.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that net income is the most directly comparable GAAP measure to Diluted FFO.

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs: gains on sales of, and impairment losses on, properties other than previously depreciated operating properties; gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; demolition costs on redevelopment properties; executive transition costs; and accounting charges for original issuance costs associated with redeemed preferred shares.  We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. The adjustment for FFO associated with properties securing non-recourse debt on which we defaulted pertains to the periods subsequent to our default on the loan’s payment terms, which was the result of our decision to not support payments on the loan since the estimated fair value of the properties was less than the loan balance. While we continued as the legal owner of the properties during this period, all cash flows produced by them went directly to the lender and we did not fund any debt service shortfalls, which included incremental additional interest under the default rate. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Corporate Office Properties Trust
Definitions

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  We believe this to be a useful supplemental measure alongside Diluted FFO per share as it excludes gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure.

Dividend coverage-Diluted FFO, Diluted FFO, as adjusted for comparability, and Dividend coverage-Diluted AFFO
These measures divide either Diluted FFO, Diluted FFO, as adjusted for comparability, or Diluted AFFO by the sum of (1) dividends on common shares and (2) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO.

Funds from operations (“FFO” or “FFO per NAREIT”)
Defined as net income computed using GAAP, excluding gains on sales of, and impairment losses on, previously depreciated operating properties and real estate-related depreciation and amortization.  When multiple properties consisting of both operating and non-operating properties exist on a single tax parcel, we classify all of the gains on sales of, and impairment losses on, the tax parcel as all being for previously depreciated operating properties when most of the value of the parcel is associated with operating properties on the parcel. We believe that we use the National Association of Real Estate Investment Trust’s (“NAREIT”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains related to sales of, and impairment losses on, previously depreciated operating properties and excluding real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income is the most directly comparable GAAP measure to FFO.

Gross Debt
Defined as total outstanding debt, which is debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) the removal of NOI pertaining to properties in the quarterly periods in which such properties were sold; and (2) the addition of pro forma adjustments to NOI for properties acquired or placed into service subsequent to the commencement of a quarter made in order to reflect a full quarter of ownership/operations. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance, as further

Corporate Office Properties Trust
Definitions

adjusted for changes in operating properties subsequent to the commencement of a quarter.  We believe that net income is the most directly comparable GAAP measure to in-place adjusted EBITDA.

Net debt
Defined as Gross debt (total outstanding debt debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period and debt in default that was extinguished via conveyance of properties.

Net debt to in-place adjusted EBITDA ratio
Defined as net debt (as defined above) divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Net operating income (“NOI”) from real estate operations
NOI is real estate revenues from continuing and discontinued operations reduced by total property expenses associated with real estate operations, including discontinued operations; total property expenses, as used in this definition, do not include depreciation, amortization or interest expense associated with real estate operations.  We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, same-office property groupings and individual properties.  We believe that net income is the most directly comparable GAAP measure to NOI.

NOI debt service coverage ratio and Adjusted EBITDA debt service coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties) and scheduled principal amortization on mortgage loans for continuing and discontinued operations.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties), (2) scheduled principal amortization on mortgage loans for continuing and discontinued operations, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of (a) dividends on common shares and (b) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Corporate Office Properties Trust
Definitions

Replacement capital expenditures
Replacement capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office) or (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there); replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of previously-existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Same office property NOI
Defined as NOI from real estate operations of Same Office Properties.  We believe that Same Office Property NOI is an important supplemental measure of operating performance of Same Office Properties for the same reasons discussed above for NOI from real estate operations.

Same office property cash NOI
Defined as cash NOI attributable to same office properties with additional adjustments to eliminate the effects of: (1) lease termination fees paid by tenants to terminate their lease obligations prior to the end of the agreed upon lease terms; and (2) rental revenue recognized under GAAP resulting from landlord assets funded by tenants.  Lease termination fees and tenant-funded landlord improvements are often recognized as revenue in large one-time lump sum amounts.  We believe that cash NOI attributable to same office properties with additional adjustments to eliminate the effects of these amounts is a useful supplemental measure of operating performance in evaluating same-office property groupings.  We believe that net income is the most directly comparable GAAP measure to Same office property cash NOI.

Corporate Office Properties Trust
Definitions

Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue — The monthly contractual base rent as of the reporting date multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space.

Construction Properties — Properties under, or contractually committed for, construction. Also includes newly-constructed properties that are complete but held for future lease to the United States Government.

Core Portfolio — Represents Defense/IT Locations and Regional Office properties excluding properties held for sale.

Defense/IT Locations — Represents properties in locations that support United States Government agencies and their contractors, most of whom are engaged in national security, defense and IT related activities servicing what we believe are growing, durable priority missions.

First Generation Space — Newly constructed or redeveloped space that has never been occupied.

Operational Space — The portion of a property in operations (excludes portion under construction or redevelopment).

Pre-Construction Properties — Properties on which work associated with one or more of the following tasks is underway on a regular basis: pursuing entitlements, planning, design and engineering, bidding, permitting and premarketing/preleasing. Typically, these projects, as categorized in this Supplemental Information package, are targeted to begin construction in 12 months or less.

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.
Regional Office Properties — Includes traditional office properties located in select urban/urban-like submarkets within our regional footprint with durable Class-A office fundamentals and characteristics, as well as other properties supporting general commercial office tenants.

Same Office Properties — Operating office properties owned and 100% operational since at least January 1, 2014, excluding properties held for future disposition and properties under redevelopment.

Second Generation Space — Space leased that has been previously occupied.

Total Portfolio — Operating properties, excluding the effect of properties serving as collateral for debt which is in default that we expect to extinguish via property conveyance.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson-Kelly	Michelle Layne
	VP, Investor Relations	Investor Relations Specialist
	443-285-5453	443-285-5452
	stephanie.kelly@copt.com	michelle.layne@copt.com

COPT REPORTS SECOND QUARTER 2016 RESULTS

COLUMBIA, MD July 28, 2016 - Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced financial and operating results for the second quarter ended June 30, 2016.

Management Comments

“Our second quarter results and post quarter dispositions demonstrate our solid execution on leasing, asset sales, and value creation,” stated Stephen E. Budorick, COPT’s President & Chief Executive Officer. “Same office cash NOI grew 5.1% in the quarter and 5.7% for the first half of the year. Furthermore, our tenant retention of 82% in the quarter bodes well for future results.” He added, “We recently generated $74 million from joint venturing six data center shell assets, and expect to complete another $235 million of asset sales before the end of the third quarter, bringing total disposition proceeds to $314 million. In short, we are on track to achieve our operational, portfolio, and balance sheet objectives for 2016.”

Financial Highlights

2nd Quarter Financial Results:

•	Diluted earnings (loss) per share (“EPS”) was ($0.54) for the quarter ended June 30, 2016 as compared to $0.13 for the second quarter of 2015.

•	Diluted funds from operations per share (“FFOPS”), as calculated in accordance with NAREIT’s definition, was $0.36 for the second quarter of 2016 as compared to $0.48 for the second quarter of 2015.

•	FFOPS, as adjusted for comparability, was $0.52 for the quarter ended June 30, 2016 and for the second quarter of 2015.

Adjustments for comparability encompass items such as acquisition costs, impairment losses and gains on non-operating properties (net of related tax adjustments), gains (losses) on early extinguishment of debt, derivative losses, executive transition costs and write-offs of original issuance costs for redeemed preferred shares.

Operating Performance Highlights

Portfolio Summary:

•	At June 30, 2016, the Company’s core portfolio of 146 operating office properties totaled 16.0 million square feet that were 92.3% occupied and 93.8% leased.

i

•
During the quarter, the Company placed 153,000 square feet of development in service that were 100% leased. This excludes an additional 161,000 square feet in Northern Virginia that were completed but being held for future lease to the United States Government.

•
At June 30, 2016, the Company had approximately $300 million of assets held for sale: 30 operating properties and 136 acres of land. The held for sale properties contain a total of 2.0 million square feet.

Same Office Performance:

•	At June 30, 2016, COPT’s same office portfolio of 136 buildings were 90.8% occupied and 92.4% leased.

•
For the quarter ended June 30, 2016, the Company’s same office property cash NOI increased 5.1% as compared to the quarter ended June 30, 2015. For the six months ended June 30, 2016, same office cash NOI grew 5.7% versus the comparable period in 2015.

Leasing:

•
Square Feet Leased - For the quarter ended June 30, 2016, the Company leased a total of 1.0 million square feet, including 382,000 square feet in development projects. During the first half of the year, we completed 1.6 million square feet of leasing, including 546,000 square feet in development projects.

•	Renewal Rates - During the second quarter, the Company renewed 82% of expiring leases. For the six months ended June 30, 2016, the Company renewed 75% of expiring leases.

•
Solid Rent Spreads on Renewing Leases - For the quarter ended June 30, 2016 and as compared to expiring rents, rents on renewed space increased 9.8% on a GAAP basis and decreased 0.8% on a cash basis. For the first half of 2016, GAAP rents in renewing leases rolled up 10.3% and cash rents were flat.

•
Lease Terms Continue to Lengthen - In the second quarter, lease terms averaged 4.7 years on the 508,000 square feet of renewing leases, and 9.1 years on the 497,000 square feet of development and other new leasing, for an average lease term of 6.9 years on all leasing completed in the quarter.

For the six months ended June 30, 2016, lease terms averaged 4.8 years on the 756,000 square feet of renewing leases, and 8.8 years on the 795,000 square feet of development and other new leasing, for an average lease term of 6.8 years on all leasing completed in the first half.

Investment Activity Highlights

Development & Redevelopment Projects:

•
The Company has seven properties totaling 1.0 million square feet under construction that, at June 30, 2016, were 89% pre-leased. The seven projects have a total estimated cost of $204.6 million, of which $85.6 million has been incurred.

•
The Company also has two recently completed properties totaling 352,000 square feet that are being held for the United States Government but not currently leased. Including these two projects, the Company’s construction pipeline totals 1.4 million square feet that are 67% leased.

•
COPT has 104,000 square feet in three properties under redevelopment, representing a total expected cost of $27.1 million, of which $18.2 million has been invested. The three projects were 16% leased at quarter end.

Dispositions: In July, the Company generated $74 million of equity proceeds from six data center properties it contributed to a newly-formed, 50% unconsolidated joint venture with an institutional partner. Please refer to the Company’s press release dated July 21, 2016, for additional detail.

Balance Sheet and Capital Transaction Highlights

•
In May, the Company refinanced a $36 million loan secured by two properties the Company owns in joint venture with an affiliate of the University of Maryland. The new, $45 million loan bears interest at 3.82% and matures in 2026.

•
As of June 30, 2016, the Company’s debt to adjusted book ratio was 43.8%, net debt to in-place adjusted EBITDA ratio was 6.6x. For the quarter ended June 30, 2016, its adjusted EBITDA fixed charge coverage ratio was 2.9x.

•
The Company’s weighted average effective interest rate was 4.0% as of June 30, 2016 and, including the effect of interest rate swaps, 92% of the Company’s debt was subject to fixed interest rates and the debt portfolio had a weighted average maturity of 5.8 years.

•
On July 1, 2016, the Company used capacity on its line of credit to repay at par a $162.5 million secured loan that bore interest at 7.25%. The Company intends to repay $150 million of the balance on its line of credit in September using capacity on its seven-year term loan. (Please see Company press release dated December 17, 2015, for additional detail.)

2016 FFO Guidance

Management is narrowing its guidance range for full year FFOPS, as adjusted for comparability, of $1.99-$2.03. The Company also is establishing guidance for the third and fourth quarters ending September 30 and December 31, 2016, for EPS and FFO per share, as adjusted for comparability, of $0.50-$ 0.52. Reconciliations of projected diluted EPS to projected FFOPS are as follows:

	Three Months Ending		Three Months Ending		Year Ending
	September 30, 2016		December 31, 2016		December 31, 2016
	Low	High	Low	High	Low	High
EPS	$0.50	$0.52	$0.32	$0.34	$0.31	$0.35
Real estate depreciation and amortization	0.34	0.34	0.34	0.34	1.37	1.37
Impairment losses on operating properties	—	—	—	—	0.57	0.57
Gains on sales of operating properties	(0.35)	(0.35)	(0.03)	(0.03)	(0.38)	(0.38)
FFOPS, NAREIT definition	0.49	0.51	0.63	0.65	1.87	1.91
Executive transition costs	0.01	0.01	—	—	0.05	0.05
Impairment losses on non-operating properties	—	—	—	—	0.18	0.18
Gains on sales of non-operating properties	—	—	(0.13)	(0.13)	(0.13)	(0.13)
Other	—	—	—	—	0.02	0.02
FFOPS, as adjusted for comparability	$0.50	$0.52	$0.50	$0.52	$1.99	$2.03

Associated Supplemental Presentation

Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its second quarter 2016 conference call, the details of which are provided below. You may access the slide presentation on the ‘Investors’ section of the website (www.copt.com). Please have the slides available to review during management’s comments.

Conference Call Information

Management will discuss second quarter 2016 earnings results on its conference call tomorrow at 12:00 p.m. Eastern Time, details of which are listed below:

Earnings Release Date: Thursday, July 28 after 4:15 p.m.
Conference Call Date:     Friday, July 29, 2016
Time: 12:00 p.m. Eastern Time
Telephone Number: (within the U.S.) 888-679-8033
Telephone Number: (outside the U.S.) 617-213-4846
Passcode: 87985597#

Please use the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry into the call and will facilitate the timely start of the conference. To pre-register, please click on the below link:
https://www.theconferencingservice.com/prereg/key.process?key=P84MJUARE

You may also pre-register in the Investors section of the Company’s website at www.copt.com. Alternatively, you may be placed into the call by an operator by calling the number provided above at least 5 to 10 minutes before the start of the call.

Replay Information

A replay of this call will be available beginning at 6:00 p.m. Eastern Time on Friday, July 29, through midnight Eastern Time on Friday, August 12. To access the replay within the United States, please call 888-286-8010 and use passcode 29841980. To access the replay outside the United States, please call 617-801-6888 and use the same passcode.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference calls will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions

For definitions of certain terms used in this press release, please refer to the information furnished in our Supplemental Information Package filed as a Form 8-K which can be found on our website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information

COPT is an office REIT that owns, manages, develops and selectively acquires office and data center properties in locations that support United States Government agencies and their contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing priority missions (“Defense/IT Locations”). We also own a complementary portfolio of traditional Class-A office properties located in select urban/urban-like submarkets within our regional footprint (“Regional Office Properties”). As of June 30, 2016, we derived 86% of core portfolio annualized revenue from Defense/IT Locations and 14% from our Regional Office Properties. As of June 30, 2016, our core portfolio of 146 office properties encompassed 16.0 million square feet and was 93.8% leased.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

*
general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

*	adverse changes in the real estate markets including, among other things, increased competition with other companies;

*
governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases, and/or a curtailment of demand for additional space by the Company's strategic customers;

*	the Company’s ability to borrow on favorable terms;

*
risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

*
risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

*
changes in the Company’s plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of significant impairment losses;

*	the Company’s ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

*	the Company's ability to achieve projected results;

*	the dilutive effects of issuing additional common shares; and

*	environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Revenues
Real estate revenues	$133,924	$128,191	$267,011	$250,901
Construction contract and other service revenues	12,003	42,172	23,223	80,496
Total revenues	145,927	170,363	290,234	331,397
Expenses
Property operating expenses	48,141	46,418	100,016	97,099
Depreciation and amortization associated with real estate operations	33,248	33,786	67,775	65,385
Construction contract and other service expenses	11,478	41,293	22,172	78,791
Impairment losses	69,692	1,238	72,138	1,238
General and administrative expenses	6,512	5,884	16,642	12,134
Leasing expenses	1,514	1,650	3,267	3,291
Business development expenses and land carry costs	2,363	2,623	4,781	5,413
Total operating expenses	172,948	132,892	286,791	263,351
Operating (loss) income	(27,021)	37,471	3,443	68,046
Interest expense	(22,639)	(21,768)	(46,198)	(42,606)
Interest and other income	1,330	1,242	2,486	2,525
Gain (loss) on early extinguishment of debt	5	(65)	22	(68)
(Loss) income from continuing operations before equity in income of unconsolidated entities and income taxes	(48,325)	16,880	(40,247)	27,897
Equity in income of unconsolidated entities	10	9	20	34
Income tax (expense) benefit	(1)	(50)	7	(105)
(Loss) income from continuing operations	(48,316)	16,839	(40,220)	27,826
Discontinued operations	—	394	—	156
(Loss) income before gain on sales of real estate	(48,316)	17,233	(40,220)	27,982
Gain on sales of real estate, net of income taxes	—	(1)	—	3,985
Net (loss) income	(48,316)	17,232	(40,220)	31,967
Net loss (income) attributable to noncontrolling interests
Common units in the Operating Partnership (“OP”)	1,976	(476)	1,849	(874)
Preferred units in the OP	(165)	(165)	(330)	(330)
Other consolidated entities	(914)	(810)	(1,892)	(1,627)
Net (loss) income attributable to COPT	(47,419)	15,781	(40,593)	29,136
Preferred share dividends	(3,553)	(3,553)	(7,105)	(7,105)
Net (loss) income attributable to COPT common shareholders	$(50,972)	$12,228	$(47,698)	$22,031
Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net (loss) income attributable to common shareholders	$(50,972)	$12,228	$(47,698)	$22,031
Amount allocable to share-based compensation awards	(96)	(113)	(214)	(235)
Numerator for diluted EPS	$(51,068)	$12,115	$(47,912)	$21,796
Denominator:
Weighted average common shares - basic	94,300	94,128	94,251	93,666
Dilutive effect of share-based compensation awards	—	35	—	114
Weighted average common shares - diluted	94,300	94,163	94,251	93,780
Diluted EPS	$(0.54)	$0.13	$(0.51)	$0.23

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Net (loss) income	$(48,316)	$17,232	$(40,220)	$31,967
Real estate-related depreciation and amortization	33,248	33,786	67,775	65,385
Impairment losses on previously depreciated operating properties	55,124	1,239	55,971	1,472
Funds from operations (“FFO”)	40,056	52,257	83,526	98,824
Noncontrolling interests - preferred units in the OP	(165)	(165)	(330)	(330)
FFO allocable to other noncontrolling interests	(1,014)	(1,072)	(2,041)	(1,742)
Preferred share dividends	(3,553)	(3,553)	(7,105)	(7,105)
Basic and diluted FFO allocable to share-based compensation awards	(130)	(202)	(296)	(385)
Basic and diluted FFO available to common share and common unit holders (“Diluted FFO”)	35,194	47,265	73,754	89,262
Operating property acquisition costs	—	361	—	1,407
Gain on sales of non-operating properties	—	1	—	(3,985)
Impairment losses on other properties	14,568	—	16,167	—
Loss on interest rate derivatives	319	—	1,870	—
(Gain) loss on early extinguishment of debt	(5)	(315)	(22)	(312)
Add: Negative FFO of properties conveyed to extinguish debt in default (1)	—	3,419	—	7,690
Demolition costs on redevelopment properties	370	66	578	241
Executive transition costs	247	—	4,384	—
Diluted FFO comparability adjustments allocable to share-based compensation awards	(63)	(14)	(94)	(21)
Diluted FFO available to common share and common unit holders, as adjusted for comparability	50,630	50,783	96,637	94,282
Straight line rent adjustments	527	(3,788)	(390)	(5,059)
Straight line rent adjustments - properties in default conveyed	—	(24)	—	(96)
Amortization of intangibles included in net operating income	338	478	676	589
Share-based compensation, net of amounts capitalized	1,485	1,658	3,117	3,210
Amortization of deferred financing costs	1,178	1,146	2,354	2,136
Amortization of net debt discounts, net of amounts capitalized	325	264	644	528
Replacement capital expenditures	(11,546)	(9,705)	(23,266)	(17,054)
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$42,937	$40,812	$79,772	$78,536
Diluted FFO per share	$0.36	$0.48	$0.75	$0.92
Diluted FFO per share, as adjusted for comparability	$0.52	$0.52	$0.99	$0.97
Dividends/distributions per common share/unit	$0.275	$0.275	$0.550	$0.550

(1) Interest expense exceeded net operating income from these properties by the amounts in the statement.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	June 30, 2016	December 31, 2015
Balance Sheet Data
Properties, net of accumulated depreciation	$3,169,727	$3,349,748
Total assets	3,841,692	3,909,312
Debt, per balance sheet	2,094,486	2,077,752
Total liabilities	2,318,516	2,273,530
Redeemable noncontrolling interest	22,473	19,218
Equity	1,500,703	1,616,564
Debt to adjusted book	43.8%	43.3%

Core Portfolio Data (as of period end) (1)
Number of operating properties	146	157
Total net rentable square feet owned (in thousands)	16,018	17,038
Occupancy %	92.3%	92.7%
Leased %	93.8%	93.9%

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2016		2015		2016		2015
Payout ratios
Diluted FFO	76.8%		57.2%		73.3%		60.5%
Diluted FFO, as adjusted for comparability	53.4%		53.2%		56.0%		57.3%
Diluted AFFO	63.0%		66.2%		67.8%		68.8%
Adjusted EBITDA fixed charge coverage ratio	2.9	x	3.2	x	2.8	x	3.0	x
Net debt to in-place adjusted EBITDA ratio (2)	6.6	x	6.5	x	N/A		N/A

Reconciliation of denominators for per share measures
Denominator for diluted EPS	94,300		94,163		94,251		93,780
Weighted average common units	3,676		3,680		3,676		3,706
Anti-dilutive EPS effect of share-based compensation awards	117		—		107		—
Denominator for diluted FFO per share	98,093		97,843		98,034		97,486

(1)	Represents Defense/IT Locations and Regional Office properties excluding properties held for sale.

(2)	Represents net debt as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends	$26,034	$26,002	$52,071	$52,000
Common unit distributions	1,004	1,012	2,015	2,024
Dividends and distributions for payout ratios	$27,038	$27,014	$54,086	$54,024

Reconciliation of GAAP net income to adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) and in-place adjusted EBITDA
Net (loss) income	$(48,316)	$17,232	$(40,220)	$31,967
Interest expense on continuing operations	22,639	21,768	46,198	42,606
Income tax expense (benefit)	1	50	(7)	105
Real estate-related depreciation and amortization	33,248	33,786	67,775	65,385
Depreciation of furniture, fixtures and equipment	524	527	1,126	1,019
Impairment losses	69,692	1,239	72,138	1,472
Gain on early extinguishment of debt on continuing and discontinued operations	(5)	(315)	(22)	(312)
Gain on sales of non-operational properties	—	1	—	(3,985)
Net (gain) loss on investments in unconsolidated entities included in interest and other income	(36)	(52)	(59)	23
Business development expenses	1,261	1,181	2,640	2,042
Operating property acquisition costs	—	361	—	1,407
EBITDA from properties conveyed to extinguish debt in default	—	(843)	—	(753)
Demolition costs on redevelopment properties	370	66	578	241
Executive transition costs	247	—	4,384	—
Adjusted EBITDA	$79,625	$75,001	$154,531	$141,217
Proforma net operating income adjustment for property changes within period	109	509
In-place adjusted EBITDA	$79,734	$75,510

Reconciliation of interest expense to the denominators for fixed charge coverage-Adjusted EBITDA
Interest expense	$22,639	$21,768	$46,198	$42,606
Less: Amortization of deferred financing costs	(1,178)	(1,146)	(2,354)	(2,136)
Less: Amortization of net debt discount, net of amounts capitalized	(325)	(264)	(644)	(528)
Less: Loss on interest rate derivatives	(319)	—	(1,870)	—
Less: Interest expense on debt in default extinguished via conveyance of properties	—	(4,261)	—	(8,443)
Scheduled principal amortization	1,732	1,670	3,532	3,319
Capitalized interest	1,309	1,950	3,062	4,082
Preferred share dividends	3,553	3,553	7,105	7,105
Preferred unit distributions	165	165	330	330
Denominator for fixed charge coverage-Adjusted EBITDA	$27,576	$23,435	$55,359	$46,335

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Reconciliations of tenant improvements and incentives, capital improvements and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$6,784	$6,644	$15,550	$11,034
Building improvements	5,302	4,543	9,255	7,746
Leasing costs	1,613	1,485	2,796	2,439
Less: Excluded tenant improvements and incentives	(885)	(986)	(2,238)	(1,250)
Less: Excluded building improvements	(1,121)	(1,298)	(1,678)	(2,173)
Less: Excluded leasing costs	(147)	(683)	(419)	(742)
Replacement capital expenditures	$11,546	$9,705	$23,266	$17,054

Same office property cash NOI	$63,497	$60,415	$125,125	$118,385
Straight line rent adjustments	(2,436)	1,497	(3,797)	3,075
Add: Amortization of deferred market rental revenue	34	16	68	55
Less: Amortization of below-market cost arrangements	(219)	(258)	(437)	(511)
Add: Lease termination fee, gross	336	1,012	1,289	1,765
Add: Cash NOI on tenant-funded landlord assets	2,848	—	3,495	416
Same office property NOI	$64,060	$62,682	$125,743	$123,185

	June 30, 2016	December 31, 2015
Reconciliation of total assets to adjusted book
Total assets	$3,841,692	$3,909,312
Accumulated depreciation	692,540	700,363
Accumulated depreciation included in assets held for sale	62,940	18,317
Accumulated amortization of real estate intangibles and deferred leasing costs	199,038	195,506
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	27,206	17,456
Adjusted book	$4,823,416	$4,840,954

Reconciliation of debt outstanding to net debt
Debt outstanding (excluding net debt discounts and deferred financing costs)	$2,112,700	$2,097,230
Less: Cash and cash equivalents	(13,317)	(60,310)
Net debt	$2,099,383	$2,036,920

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